[DESCRIPTION]  EXHIBIT 10( i )
	OFFICE LEASE AGREEMENT

PROJECT LOCATED AT:	300 RIVER PLACE
				DETROIT, MICHIGAN

LANDLORD:			THE STROH COMPANIES, INC.,
				A Delaware Corporation
				300 River Place
				Detroit, Michigan  48207-4291


TENANT:			FIRST OF MICHIGAN CORPORATION
				a Delaware corporation
				100 Renaissance Center
				26th Floor
				Detroit, Michigan  48243


	300 RIVER PLACE  LEASE SUMMARY

TENANT:	First of Michigan Corporation

TRADE NAME (IF DIFFERENT):

SPACE/SUITE NO. :

SIZE:	37,259 Rentable Square Feet on fourth floor, 5,594 Rentable
Square Feet on first floor; 2,875 Rentable Square feet of basement storage space.

LEASE YEAR:	August 1 to July 31 (or July 1 to June 30 if Tenant takes
possession on or before July 1, 1997)

LEASE TERM:	Ten years, August 1, 1997 to July 31, 2007 (or July 1,
1997 to June 30, 2007 if Tenant takes possession on or before July 1,
1997)

EXPIRATION DATE:	July 31, 2007 (or June 30, 2007 if Tenant takes
possession on or before July 1, 1997)

USE:	Office

MINIMUM RENT:	$16/Rentable Square Foot ("RSF") years 1-4;
$16.50/RSF years 5 and 6; $17.25/RSF years 7 and 8; $18.00/RSF years 9 and 10; $10/RSF for storage space

CPI ADJUSTMENTS:	N/A

OPTIONS:	2 options, 5 years each

SALES/INCOME REPORTS:	N/A

CAM%:	8.53 % (after first 5 years)

EXPENSE STOP:	1997 calendar year base (grossed up to reflect
95% occupancy)

TAXES:	8.53% (after first 3 years, 1997 calendar year base)

INSURANCE:

DEFAULT BY TENANT:

ADVERTISING:	N/A

SECURITY DEPOSIT:	N/A

LANDLORD'S CONSTRUCTION OBLIGATIONS:

GUARANTY:	N/A


SPECIAL PROVISIONS:		Option to terminate
at end of fifth (5th) lease year
				Partial option to terminate as to first
floor space only after second (2nd) full
				lease year


	TABLE OF CONTENTS

	OFFICE LEASE

SECTION - HEADING	PAGE


Section 1.00 DEMISED PREMISES.	1
Section 1.1	1
   Section 1.2	1
Section 2.00 TERM.	2
Section 2.1.	2
Section 2.2.	2
Section 3.00 RENT.	4
Section 4.00 OPERATING EXPENSES, PROPERTY
TAXES, MAINTENANCE OF COMMON AREAS.	5
Section 4.1	5
Section 4.2	9
Section 4.3	9
Section 4.4	10
Section 4.5	10
Section 4.6	10
Section 4.7	10
Section 4.8	10
Section 5.00 USE AND OCCUPANCY, HAZARDOUS
SUBSTANCES	10
Section 5.1	10
Section 5.2	10
Section 5.3	10
Section 5.4	10
Section 5.5	11
Section 5.6	11
Section 6.00 SERVICES.	11
Section 6.1	11
Section 6.2	11
Section 6.3	12
Section 6.4	13
Section 7.00 REPAIRS.	13
Section 8.00 ALTERATIONS.	13
Section 9.00 ASSIGNMENT AND SUBLETTING.	14
Section 9.1	14
Section 9.2	14
Section 9.3	14

SECTION - HEADING	PAGE


Section 9.4	14
Section 9.5	15
Section 9.6	15
Section 9.7	15
Section 10.00 INSURANCE,  INDEMNIFICATION AND
WAIVER OF SUBROGATION	15
Section 10.1	15
Section 10.2	15
Section 10.3	15
Section 10.4	16
Section 10.5	16
Section 11.00 FIRE.	16
Section 11.1	16
Section 11.2	16
Section 11.3	17
Section 12.00 EMINENT DOMAIN.	17
Section 13.00 RULES.	17
Section 14.00 ENTRY BY LANDLORD.	17
Section 14.1	17
Section 14.2	18
Section 15.00 EVENTS OF DEFAULT.	18
Section 15.1	18
Section 15.2	18
Section 16.00 REMEDIES.	19
Section 17.00 TERMINATION UPON DEFAULT.	20
Section 18.00 LANDLORD'S RIGHT TO CURE
DEFAULTS.	20
Section 19.00 ATTORNEY'S FEES.	20
Section 20.00 SUBORDINATION.	20
Section 20.1	20
Section 20.2	21
Section 20.3	21
Section 21.00 NO MERGER.	21
Section 22.00 NONLIABILITY OF LANDLORD.	21
Section 22.1	21
Section 22.2	21
Section 22.3	22
Section 23.00 ESTOPPEL CERTIFICATE.	22
Section 24.00 NO LIGHT, AIR OR VIEW EASEMENT.	22
Section 25.00 HOLDING OVER.	22
Section 26.00 ABANDONMENT.	22

SECTION - HEADING	PAGE


Section 27.00 WAIVER.	23
Section 27.1	23
Section 27.2	23
Section 28.00 NOTICES.	23
Section 29.00 COMPLETE AGREEMENT.	23
Section 30.00 CORPORATE AUTHORITY.	23
Section 31.00 INABILITY TO PERFORM.	24
Section 32.00 COVENANT OF QUIET ENJOYMENT.	24
Section 33.00 MASTER LEASE.	24
Section 34.00 SECURITY DEPOSIT.	24
Section 35.00 ACCORD AND SATISFACTION.	24
Section 36.00 MISCELLANEOUS.	25
Section 36.1	25
Section 36.2	25
Section 36.3	25
Section 36.4	25
Section 36.5	25
Section 36.6	25
Section 37.00 OPTIONS.	25
Section 37.1	25
Section 37.3	27
Section 38.00  PARKING.	27
SECTION 39.00  SIGNAGE	28
SECTION 40.00  ADA COMPLIANCE.	29
SECTION 41.00  UTILIATION OF ROOF/PENTHOUSE	29



	300 RIVER PLACE -
	OFFICE LEASE AGREEMENT



	THIS LEASE, made this 28th day of February, 1997, between THE STROH COMPANIES, INC., a Delaware corporation, whose address is 300 River Place, Detroit, Michigan, 48207-4291, (hereinafter referred to as "Landlord") and FIRST OF MICHIGAN CORPORATION, a Delaware corporation, whose address is 100 Renaissance Center, 26th Floor, Detroit, Michigan 48243 (hereinafter referred to as "Tenant").

	W I T N E S S E T H:

Section 1.00	DEMISED PREMISES.

	Section 1.1	Landlord, in consideration of the rents to be paid
and the covenants and agreements to be performed by the Tenant does hereby lease unto Tenant Demised Premises situated in the City of Detroit, County of Wayne and State of Michigan, more particularly described as: Suites 4,000 and 1,400, containing approximately 37,259 rentable square feet on the fourth floor and 5,594 rentable square feet on the first floor (collectively the "Office Premises") in the north half and 2875 rentable square feet (the "Storage Space") in the lower level of the south atrium of that certain office building, known as "300 River Place" (hereinafter referred to as the "Building) located on land more particularly described in the legal description attached hereto as Exhibit
A and shown on the specifications and floor plan attached hereto and/or referenced in Exhibit B, and thereby made a part hereof, (the Office
Premises and the Storage Space hereinafter collectively referred to as the "Demised Premises"), together with the right to use certain interior and exterior common and public areas and facilities including, but not limited to, public corridors, stairwells, restrooms, elevators and parking facilities (on a space available basis and upon payment of requisite parking fees) (hereinafter referred to as the "Common Areas") as may be designated by Landlord for use in common with Landlord and the tenants and occupants (their agents, employees, customers and invitees) of the Building, and the tenants and occupants (their agents, employees, customers and invitees) of Landlord's other adjacent buildings now or hereafter constructed in the development in Detroit, Michigan known as "River Place" (hereinafter referred to as "River
Place"), if any.  Tenant acknowledges that portions of the Common
Areas may be designated by Landlord from time to time for the benefit of and use by others.

	The precise number of rentable square feet of the Demised
Premises shall be determined by the Landlord's architect after the exact location of the demising walls of the Demised Premises has been specified by the Tenant, or when the Demised Premises are otherwise completed and ready for occupancy and written confirmation of such determination shall be attached hereto and incorporated herein by reference; provided, that the rentable square footage set forth in Section
1.1 shall govern until such determination has been made. Such determination shall be based on usable square feet in the Demised
Premises, measured in accordance with the ANSI Z65.1-1980
(reaffirmed in 1989), standard for determining usable square feet, plus a fifteen percent (15%) common area factor.

	Section 1.2	Landlord reserves (a) the right to convert
portions of the Building designated as Office Premises, Retail Premises or Common Areas or designated for use for other purposes to other of such purposes from time to time as Landlord shall determine, (b) the right from time to time to make changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Demised Premises, subject to the protections afforded Tenant by Sections 7.00 and 14.1 below) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators and stairways and other parts of the Building, and to erect, maintain, and use pipes, ducts, and conduits in and through the Demised Premises, all as Landlord may reasonably deem necessary or desirable; provided, however, that there be no unreasonable obstruction of the means of access to the Demised Premises, (c) all rights to, and the use of, the perimeter walls of the Demised Premises, any balconies, terraces or roofs adjacent to the Demised Premises (including any installations on said walls, balconies, terraces and roofs) and any space in and/or adjacent to the Demised Premises used for shafts, stairways, stacks, pipes, conduits, ducts, mail chutes, conveyors, pneumatic tubes, electric or other utilities, sinks, fan rooms and other facilities of the Building, as well as access thereto through the Demised Premises (at and for such times as shall not unreasonably interfere with Tenant's business) for the purpose of such use and the operation, improvement, replacement, addition, repair, maintenance or decoration thereof, and
(d) the right to eliminate, substitute and/or rearrange the Common Areas (which may theretofore have been so designated) as Landlord deems appropriate in its discretion. Tenant's nonexclusive right to utilize the Office Common Areas shall be in common with Landlord, other tenants and occupants of the Building and others to whom Landlord grants such rights from time to time.

Section 2.00	TERM.

	Section 2.1. Except as hereinafter provided, the term of this Lease, hereinafter called "Term", and the Tenant's obligation to pay rent hereunder shall commence on the first to occur of (i) the date that is thirty (30) days after Landlord notifies Tenant that the Demised
Premises are ready for occupancy ("Tenant's Fixturing Period"), or (ii) when Tenant opens for business to the general public hereinafter called "Commencement Date". Provided, that (i) Tenant shall be free to occupy the Demised Premises at any time on or after the date on which Landlord notifies Tenant that the Demised Premises are ready for occupancy and, (ii) if Tenant occupies the Demised Premises prior to July 1, 1997, the Commencement Date shall not be earlier than July 1, 1997. Tenant shall give Landlord reasonable prior notice of tenant's anticipated move-in date to permit coordination of Tenant's move-in.

	The Demised Premises shall be deemed to "be ready for occupancy" when the Landlord shall have substantially completed construction work required of Landlord in relation to said Demised Premises in accordance with the specifications and plans which are to be approved by the parties hereto, and attached hereto and made a part hereof as Exhibit B. The Exhibit includes specific reference to the construction responsibilities of each of the parties hereto.

	The Term of this Lease shall end on the last date of the tenth
(10th) consecutive full Lease Year as said term "Lease Year" is hereinafter defined, unless sooner terminated as hereinafter provided.

	The term "Lease Year" as used herein shall be defined to mean a period of twelve (12) consecutive calendar months. The first Lease Year shall begin on the Commencement Date of the Term of this Lease if such Commencement Date shall occur on the first day of a calendar month; if not, then the first Lease Year shall commence on the first day of the first calendar month following the Commencement Date of this Lease.

	The foregoing notwithstanding, in the event Landlord fails to deliver the Demised Premises on the aforementioned Commencement
Date because the Demised Premises is not then ready for occupancy, or because the previous occupant of the Demised Premises is holding over, or for any other cause beyond Landlord's control, then, except as expressly hereinafter provided, Landlord shall not be liable to Tenant for any damages as a result of Landlord's delay in delivering the Demised Premises, nor shall any such delay affect the validity of this Lease or the obligations of Tenant hereunder, and the Commencement Date of this Lease shall be postponed (and the expiration date correspondingly extended) until such time as the Demised Premises are ready for Tenant's occupancy.

	Section 2.2. The provisions of Section 2.1 notwithstanding, if Landlord fails to deliver possession of the Demised Premises to Tenant , ready for occupancy, by August 1, 1997 for Tenant's fixturing and if, as a result, Tenant is unable to complete its fixturing in the Demised
Premises by September 1, 1997, (which is the date upon which Tenant will become a holdover Tenant under its existing lease at 100
Renaissance Center) Tenant shall receive a credit against the rents first coming due under this lease in an amount equal to fifty percent (50%) of the Rent Differential (as hereinafter defined) for the month of September, 1997. For purposes of this Section 2.2, the term Rent Differential shall mean the amount by which the rent actually paid by Tenant to its existing Landlord at the Renaissance Center during this holdover period, beginning September 1, 1997, exceeds the rent payable by Tenant under that lease for the month of August, 1997. If Landlord fails to deliver the Demised Premises to Tenant, ready for occupancy, on or before September 1, 1997, for fixturing, and if, as a result, Tenant is unable to complete its fixturing by October 1, 1997, Tenant shall receive a credit against rents first coming due under this Lease equal to the full amount of such Rent Differential for the period beginning October 1, 1997. Provided, if Tenant's holdover rent liability in such circumstances is calculated on a per diem basis, Landlord's liability under this Section 2.2 shall be limited to its share of the Rent Differential for that number of days equal to the number of days after August 1, 1997 that Landlord delivers the Demised Premises to Tenant for fixturing. Provided, further, that in no event shall Tenant be entitled to rent credit for any Rent Differential for the period beyond the end of the calendar month during which Tenant's thirty (30) day Fixturing
Period ends.

	Anything contained in this Lease to the contrary notwithstanding, in the event the Demised Premises are not delivered by Landlord for Tenant by October 1, 1997, with all leasehold improvements substantially completed as set forth on Exhibit "B" to this Lease, then Tenant shall have the right to terminate this Lease as hereinafter provided. Tenant may exercise this right of termination by delivering to Landlord written notice of the same at any time prior to Landlord's substantial completion of Landlord's work and such termination shall be effective 10 days after the date of delivery of such notice to Landlord unless Landlord delivers possession of the Demised Premises to Tenant with Landlord's work substantially completed within said 10 day period. If this Lease is so terminated, Landlord and Tenant shall have no further obligation to the other and any prepaid rents or security deposits theretofore paid by Tenant to Landlord shall be promptly refunded to Tenant; provided, that Tenant shall be liable to Landlord for the cost of any tenant improvement work for which Tenant is liable pursuant to the terms of this Lease, as set forth on Exhibit B, and Tenant shall not be entitled to a refund of any sums paid to Landlord with respect to such work.

	The foregoing notwithstanding, in the event Landlord has not completed its work within the aforesaid time periods due to any action or failure to act on the part of Tenant or its agents, including without limitation any delay in the completion of Landlord's work occasioned by interference with Landlord's contractors by any agent or contractor of Tenant, then the dates upon which Tenant's right to credit for Rent Differential and right of termination arise shall be extended by a number of days equivalent to the number of days delay caused by the actions or inaction of Tenant or its agents or contractors. Moreover, if this Lease has not been fully executed by both Landlord and Tenant by February
19, 1997, the dates upon which Tenant's right to credit for Rent Differential and right of termination arise shall also be extended by a number of days equivalent to the number of days after February 26, 1997, that this Lease is fully executed by both Landlord and Tenant.

	Upon occupancy of the Demised Premises, Tenant shall be deemed to have accepted the Demised Premises in their then existing condition, to have acknowledged that the Demised Premises are in the condition, and of the nature required by this Lease except with respect to latent defects (i.e. those defects not reasonably discoverable by Tenant during the course of a walk through inspection of the Demised Premises) reported to Landlord in writing within ninety (90) days after the Commencement Date.

	Immediately upon execution of this Lease by or on behalf of both Landlord and Tenant, Tenant shall be permitted to enter that portion of the Demised Premises not presently occupied for the purpose of commencing Tenant's work. Tenant shall be permitted to perform such non-structural work as shall be reasonably necessary to prepare the Demised Premises for Tenant's occupancy, subject to Landlord's prior written approval of such work. Tenant shall be responsible for obtaining all necessary licenses or permits for such work; shall repair any damage to the Demises Premises caused by such work; shall perform such work in such a manner as to interference with the present tenant of the occupied portion of the Demised Premises; shall keep the Demised Premises free and clear of all liens and encumbrances arising from such work; and shall indemnify, defend and hold Landlord harmless with respect to all injury or damage to persons or property arising out of such work. In addition, Tenant's contractors shall schedule their work in such a manner as to avoid interference with Landlord's contractors. The work to be performed by Tenant may include the right to replace and maintain wiring conduits between the first floor portion of the Demised Premises and the fourth floor portion of the Demised Premises, provided that all such conduits shall be located at Landlord's direction and the installation work shall be conducted in such a manner as to not interfere with the tenants of any space through which such conduits shall run. Alternatively, at Landlord's election, Landlord may install all conduits running through space presently occupied by other tenants at Tenant's expense.

Section 3.00	RENT.

	Tenant shall and hereby agrees to pay to the Landlord at the offices of The Stroh Companies, Inc., 300 River Place, Detroit, Michigan 48207-4291, Attention: Treasury Department, or at such other place or places as Landlord shall designate from time to time in writing during the continuance of said Term, without any offset whatsoever, and subject to
Section 1.1 hereof, minimum rent, commencing on the Commencement
Date and continuing on the first day of each month thereafter during the Term of this Lease, but subject to any credits or abatements to which Tenant is entitled pursuant to the terms of this Lease, as follows:

a.  For the Office Premises:

i.  During years 1 to 4 of the Lease Term, a minimum
rental of Sixteen and 00/100 Dollars ($16.00) per
rentable square foot per annum, payable in monthly
installments in advance, at the rate of Fifty-Seven
Thousand One  Hundred Thirty-Seven and 33/00 Dollars
($57,137.33) per month;
ii.  During years 5 and 6, a minimum rental of Sixteen and
50/100 Dollars ($16.50) per rentable square foot per
annum, payable in monthly installments in advance, at
the rate of Fifty-Eight Thousand Nine Hundred Twenty-
Two and 88/100 Dollars ($58,922.88) per month;
iii.  During years 7 and 8, a minimum rental of Seventeen
and 25/100 Dollars ($17.25) per rentable square foot per
annum, payable in monthly installments in advance, at
the rate of Sixty-One Thousand Six Hundred One and
19/100 Dollars ($61,601.19) per month; and
iv.  During years 9 and 10, a minimum rental of Eighteen
and 00/100 Dollars ($18.00) per rentable square foot,
payable in monthly installments in advance, at the rate
of Sixty-Four Thousand Two Hundred Seventy-Nine and
50/100 Dollars ($64,279.50) per month.
	b.	For the Storage Space, a minimum rental of Ten Dollars
($10.00) per rentable square foot per annum, payable in monthly installments in advance, at the rate of Two Thousand Three Hundred Ninety Five and 83/100 Dollars ($2,395.83) per month.

	Provided, that if the date on which Tenant's rent obligation would otherwise commence under this Lease is prior to the expiration of Tenant's (30-day) Fixturing Period, Tenant's liability for base rent shall be abated until the earlier of the expiration of the 30-day Fixturing Period or the date on which Tenant completes its fixturing of the Demised Premises, but in no event earlier than July 1, 1997. Provided, further, that Tenant shall be entitled to an abatement of rent equal to Tenant's share of the cost of tenant improvements pursuant to Exhibit B, but not in excess of one month's minimum rent.

	Tenant shall pay the minimum rent for the first full month of the Lease Term within ten (10) days after the date of execution of this Lease on behalf of both Landlord and Tenant.

	If the Term of this Lease shall commence upon a day other than the first day of a calendar month, then Tenant shall pay, upon the Commencement Date of the Term, a pro-rata portion of the fixed monthly rent, computed upon the basis of a thirty (30) day month, pro-rated on a per diem basis for the number of days between such Commencement Date and the end of such calendar month. Thereafter, minimum rental and any additional rent, if any, as hereinafter defined shall be paid as set forth above. The foregoing notwithstanding, if Tenant occupies the Demised Premises on or after May 1, 1997 but prior to July 1, 1997 as permitted pursuant to Section 2.00 above, Tenant's minimum rental obligation shall not commence until the Commencement Date, July 1, 1997.

Section 4.00	OPERATING EXPENSES, PROPERTY TAXES,
MAINTENANCE OF COMMON AREAS.

	Section 4.1	In addition to the rent specified in Section 3.00
above, Tenant shall pay to Landlord, throughout the term of this Lease and any renewals or extensions hereof in the manner and at the times herein provided, and subject to the limitations hereinafter set forth, Tenant's Share of (i) all Operating Expenses incurred by Landlord during each calendar year in excess of the amount incurred by Landlord for Operating Expenses during the applicable Base Year, "grossed up" as hereinafter provided, (the "Operating Expense Floor") and (ii) the amount of Real Property Taxes payable with respect to the Building and the land on which it is located during each calendar year in excess of the amounts of real property taxes payable during the applicable Base Year
(the "Property Tax Floor"). During the initial Term of the lease, the Base Year shall be calendar year 1997. If this Lease is extended for one or both Renewal Periods pursuant to Section 37.1 below, then the Base
Years for the first and second Renewal Periods, respectively, shall be
the calendar years 2007 and 2012.   Anything contained herein to the
contrary notwithstanding, Tenant shall have no liability for Operating Expenses during the first five years nor for Real Property Taxes during the first three years, following the earlier of the Commencement Date or the date of occupancy by Tenant. Tenant shall have no liability for Operating Expenses and Real Property Taxes from the commencement of each Renewal Period through the end of the calendar year (2007 and 2012, respectively) during which the Renewal Period commences.
Thereafter, Tenant shall pay its share of the amount by which the Operating Expenses incurred and Real Property Taxes payable by
Landlord during each calendar year exceed the applicable Operating
Expense Floor and Property Tax Floor.

	Landlord represents to Tenant that the Building is not presently subject to any property tax exemption or abatement that will expire during the Term of this Lease.

	Tenant's Share of the Operating Expenses and Real Property Taxes shall mean the percentage as determined in Section 4.4 hereof and shall be paid in monthly installments, in advance, at the same time as the monthly rental payments. No credit shall be given to the Tenant hereunder in the event that Landlord's actual Operating Expenses and Real Property Taxes are less than the Operating Expense Floor or Property Tax Floor, respectively, for any year.

	Prior to the commencement of the first lease year for which Tenant is obligated to pay its share of Operating Expenses or Real
Property Taxes, and prior to the commencement of each ensuing calendar year, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord's estimate of Tenant's Share of Operating Expenses and Real Property Taxes for the then current calendar year and each ensuing calendar year. Commencing on the first day of the first month of the first lease year for which Tenant is obligated to pay its share of Operating Expenses or Property Taxes, and continuing on the first day of each and every month thereafter throughout the Term and any extensions thereof, Tenant shall pay to Landlord one-twelfth (1/12) of such estimated amounts; provided that until such notice is given with respect to the ensuing calendar year, Tenant shall continue to pay the amount currently payable pursuant hereto until after the month such notice is given. If at any time or times it appears to Landlord that Tenant's Share of Operating Expenses for the then current calendar year will vary from Landlord's estimate by more than five (5%) percent, Landlord may, by written notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.

	Within ninety (90) days after the end of each calendar year, or as soon after such ninety (90) day period as practicable, Landlord shall deliver to Tenant a written statement prepared by Landlord of what Tenant's Share of Operating Expenses and Real Property Taxes is (or would have been but for the abatement provided above) for such calendar year and such statement shall be final and binding upon Landlord and Tenant, subject to Tenant's audit rights as provided below. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit such excess amount against the next payment(s) due from Tenant to Landlord of Operating Expenses. In no event shall the Tenant be entitled to receive any credit or reimbursement in an amount greater than the difference between the Operating Expense Floor or Property Tax Floor and the estimated amount of the Tenant's Share paid by the Tenant for any fiscal year. If on the basis of such statement, Tenant owes an amount that is more than the estimated payments for such fiscal year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement.

	For each calendar year for which Tenant is obligated to pay its share of Operating Expenses and/or Property Taxes, Tenant shall have the right, for a period of ninety (90) days after delivery of the aforesaid statement, to audit Landlord's Operating Expense and Real Property
Tax records on which such statement is based. If such audit discloses an error in Landlord's statement, the difference shall promptly be paid by, or credited to, Tenant as appropriate. Tenant acknowledges that Landlord is not a publicly held corporation, that Landlord is not obligated to provide financial information to the general public, and that the audit right granted hereby shall be limited to only those records as pertain to the Operating Expenses and/or Property Taxes, as applicable, for the Building for the years for which Tenant has an obligation to pay its share of Operating Expenses and/or Property Taxes, and Tenant shall have no right to review or audit any other records of Landlord. In addition, if such audit discloses an error in the statement in Landlord's favor of more than ten percent of the amount of the statement, Landlord shall pay Tenant's audit costs, but not in excess of the amount of the error. If Tenant does not exercise this right of audit within said ninety (90) day period, this right of audit shall expire, and the statement delivered by Landlord shall be final and conclusive.

	For purposes of this section, the term "Operating Expenses" shall mean actual costs incurred by Landlord, whether incurred directly or incurred indirectly as Lessee under the terms of its Master Lease, with respect to the operation, maintenance, repair and replacement and administration of that portion of the Building consisting of the first through sixth floors, inclusive, and basement of the Building, and designated Common Areas, including, without limitation or duplication,
(a) the costs incurred for air-conditioning; mechanical ventilation; heating; cleaning (including janitorial services); rubbish removal; snow removal; general landscaping and maintenance; window washing, elevators, escalators, porter and matron services; electric current for Common Areas; steam; management fees; protection and security services; sprinkler apparatus; public liability and property damage insurance (including loss of rental income insurance); supplies, wages, salaries, disability, benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance employees and management, accounting and administrative staff; uniforms and working clothes for such employees and the cleaning thereof; expenses imposed pursuant to any collective bargaining agreement with respect to such employees; payroll, social security, unemployment and other similar taxes with respect to such employees and staff; sales, use and other similar taxes; water rates and sewer charges; advertising, public relations and promotions; depreciation of movable equipment and personal property, which is, or should be, capitalized on the books of Landlord, and the cost of movable equipment and personal property, which need not be so capitalized, as well as the cost of maintaining all such movable equipment, and any other costs, charges and expenses which, under generally accepted accounting principles and practices, would be regarded as maintenance and operating expenses, (b) the cost of any capital improvements made to the Building by Landlord after the Commencement Date that are intended to reduce other Operating
Expenses, or made to the Building by Landlord after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building at the time it was last renovated (approximately 1986), such cost to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the rate of two (2%) percent in excess of the then current "prime rate" of Michigan National Bank or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements, and (c) the amount incurred by Landlord (directly or indirectly as Lessee under the terms of its Master Lease) of all ad valorem personal property taxes and assessments, special or otherwise, levied upon or with respect to the Building and the personal property used in connection therewith, imposed by any taxing authority having jurisdiction ("Personal Property Taxes"). Real Property Taxes shall include all ad valorem real property taxes and assessments, special or otherwise, levied upon or with respect to the Building, the land on which it is located, and the fixtures and improvements therein and thereon, imposed by any taxing authority having jurisdiction (Real Property Taxes and Personal Property Taxes are sometimes collectively referred to as "Property Taxes"). Property Taxes shall also include all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem Real and Personal Property Taxes as revenue sources, and which in whole or in part are measured or calculated by or based upon the Building, the freehold and/or leasehold estate of Landlord or Tenant, or the rent and other charges payable hereunder including any expenses incurred by Landlord in determining or attempting to obtain a reduction of taxes.

	Operating Expenses shall not include depreciation of the Building other than depreciation on standard exterior window coverings provided by Landlord and carpeting in Common Areas and, other than as set forth above, costs of services or repairs, replacements and maintenance which are paid for by proceeds of insurance, by other tenants (in a manner other than as provided in this Section 4.1) or third parties, costs of operating the parking areas servicing the Building, tenant improvements, real estate brokers' commissions, interest and capital items other than those referred to above. Operating Expenses shall also not include any of the following:
A. Repairs or other work occasioned by fire, windstorm or other casualty of an insurable nature or by the exercise of the right of eminent domain;
B. Leasing commissions, attorneys fees, costs disbursements and other expenses incurred in connection with negotiations or disputes with tenants/Tenant, other occupants, or prospective tenants or other occupants, or purchasers or mortgagees of the Building;
C. Expenses incurred in renovating or otherwise improving or decorating, painting, or redecorating space for tenants/Tenant or other occupants or vacant tenant space;
D. Except as otherwise provided herein, costs incurred by Landlord for alterations which are considered capital improvements and replacements under generally accepted accounting principles;
E. Except as otherwise provided herein, costs of a capital nature, including, but not limited to, capital improvements, capital repairs, capital equipment, and capital tools all in conformance with generally accepted accounting principles;
F. Expenses in connection with services or other benefits of a type which are not provided Tenant but which are provided to any other tenant or occupant;
G. Costs incurred due to violation by Landlord or any tenant or other occupant of the terms and conditions of any lease;
H. Overhead and profit increments paid to subsidiaries or affiliates of Landlord for services on or to the real property, to the extent only that the costs of services exceed competitive costs of such services obtainable from other sources;
I. Interest on debt or amortization payments on any mortgage, mortgages, or similar debit and rental under any ground or underlying leases or lease;
J. Any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord;
K. All costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority;
L. Costs incurred in connection with the sale, refinancing, mortgaging or selling or change of ownership of the Building, including brokerage commissions, attorneys and accountants fees, closing costs and interest charges;
M. Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of taxes, utilities and other charges resulting from Landlord's failure to make such payments when due;
N. Costs or expenses for owning, leasing and/or maintaining sculptures, paintings, or other works of art (but excluding lobby plants) installed in and on the Building or the Land;
O. State, local or federal personal or corporate income taxes (including Michigan single business tax) measured by the income of Landlord from all sources or from sources other than rent alone, estate and inheritance taxes, franchise, succession and transfer taxes and interest on taxes and penalties resulting from failure to pay real estate taxes. Further, the amount of tax expenses paid by Tenant and attributable to tenant improvements, or tax expenses in connection with other alterations, additions, substitutions and improvements done by or for the tenants in the Building which is separately assessed to and paid by such other tenants or directly received by Landlord from such other tenants, shall be excluded from operating expenses;
P. Expenses and costs relating in any way whatsoever to the identification, testing, monitoring, control, encapsulation, removal, replacement, repair and abatement of any hazardous materials within the Building, Demised Premises (which shall be subject to the provisions of Article V of this Lease) and the Land; and
Q. Costs with respect to Landlord's central office, if any, or its operations conducted, or employees engaged, therein, except costs that directly relate to or are otherwise allocable to the Land, the Building, or any portion thereof.
	Landlord and Tenant acknowledge that certain of the costs of operation, maintenance and repair of the Building may be allocated by Landlord entirely to the office portion of the Building (floors 2 through 6), certain of such costs may be allocated entirely to the retail portion of the Building (first floor) and certain of such costs will be allocated among the office and retail portion of the Building. In addition, certain costs may be allocated between buildings within the development known as "River
Place." The determination of such costs and their allocation shall be made by the Landlord on a reasonable basis.

	Section 4.2	It is the intention of Landlord and Tenant that all
Operating Expenses will be determined on a basis which will not unfairly allocate Operating Expenses to either Landlord or Tenant and that Tenant shall pay as Tenant's Share its fairly allocated portion of those Operating Expenses which are variable in amount based on the level of occupancy of the Building. Accordingly, if the average occupancy rate of the Building is less than 95% during calendar year 1997, or any subsequent Base Year for any Renewal Periods, the actual Operating
Expenses incurred by Landlord for that Base Year shall be "grossed up" to reflect the estimated Operating Expenses that would have been incurred by Landlord had the occupancy rate of the Building averaged
95% during that Base Year, and the result shall be the Operating
Expense Floor for determining Tenant's Share. Such grossing up shall be accomplished by adjusting those expenses which are dependent upon or calculated based upon occupied or utilized area within the Building by an amount which, in the exercise of Landlord's best reasonable judgment, would result in those adjusted expenses reflecting the amount of expenses which would have actually been incurred by Landlord had the occupancy rate for the Building averaged 95% during that Base Year. Similarly, if the average occupancy rate for the Building is less than 95% for any calendar year during which Tenant is obligated to pay its share of Operating Expenses pursuant to this Section 4.00, the Operating Expenses for that calendar year shall also be "grossed up" in the same manner as the Operating Expenses for the Base Year, in order to more accurately reflect the Operating Expenses which Landlord would have incurred had the occupancy rate of the Building during that calendar year averaged 95%; provided, that in no event shall Tenant be liable for more than 100% of the actual increase in Operating Expenses.

	The foregoing notwithstanding, the amount of the increase in Building Operating Expenses (grossed up as provided above) to be taken into consideration in determining Tenant's Share for calendar year 2002 shall not exceed that amount determined by multiplying the Operating Expense Floor by a percentage equal to the greater of (i) the percentage change between the CPI (as hereinafter defined) for the month of December, 1997 and the CPI for the month of December, 2001, but not more than 46.4% (which represents cumulative maximum increases of 10% per year during the first four years of the Lease Term), or (ii) 21.5% (which represents cumulative increases of 5% per year during the first four years of the Lease Term). Thereafter, during the initial term of this Lease, the amount which Tenant shall be required to pay for Operating Expenses during each calendar year shall not exceed the amount which Tenant was required to pay during the preceding calendar year by more than the greater of (iii) the percentage change in the CPI from the month of December next preceding that calendar year to the month of December immediately preceding that calendar year
(but not more than 10%) or (iv) 5%. Similarly, for renewal periods, should Tenant exercise one or both of its options to renew, the amount of the increase in Building Operating Expenses (grossed up as provided above) to be taken into consideration in determining Tenant's liability for Operating Expenses during the first full calendar year of each renewal period shall not exceed the amount determined by multiplying the new Operating Expense Floor for that renewal period by a percentage equal to the greater of the percentages set forth in clauses (iii) and (iv) above. Subsequent annual adjustments shall also be subject to the same percentage increase limitations as during the initial Term.

	For purposes hereof, the term "CPI" shall mean the Consumer Price Index for All Urban consumers (CPI-U) for the Detroit-Ann Arbor, Michigan Metropolitan Area, (1982-84=100).

	Section 4.3 	Tenant's Share of Operating Expenses and Real
Property Taxes that is allocable to the calendar year during which Tenant's obligation to pay the same commences and the calendar year in which this Lease terminates shall be prorated on the basis of the number of calendar days within such years as are within the Term.

	Section 4.4	The term "Tenant's Share" shall mean 8.53% of
the total Operating Expenses and Real Property Taxes incurred by Landlord. Tenant's Share has been reasonably computed by the Landlord on the basis of the rentable square foot area of the Demised Premises, excluding the Storage Space, divided by the rentable square foot area of the Building (excluding the basement).

	Section 4.5 	Tenant shall pay as additional rental any money
and charges required to be paid by Tenant pursuant to the terms of this Lease, whether or not the same may be designated "additional rent."

	Section 4.6 	Except as above provided, rent and additional
rental shall be paid to Landlord without notice or demand and without deduction or offset, in lawful money of the United States of America at Landlord's address for notices hereunder or to such other person or at such other place as the Landlord may from time to time designate in writing. All amounts payable by Tenant to Landlord hereunder, if not paid within ten (10) days after the date due, shall bear interest from the due date until paid at the rate of two (2%) percent in excess of the then current "prime rate" of Michigan National Bank of Detroit, but not in excess of the legal rate.

	Section 4.7	Tenant shall also pay all real and personal
property taxes levied or assessed against Tenant's property and improvements upon or affixed to the Demised Premises, including taxes attributable to all alterations, additions or improvements made by Tenant, whether assessed to Tenant or included in Assessments to Landlord, and identifiable as such.

	Section 4.8	Throughout the Term of this Lease, Landlord
shall be responsible for cleaning, maintenance and repair of the Common Areas, which Landlord shall continue to maintain at a level of care at least equal to Landlord's current level of maintenance of the same.

Section 5.00	USE AND OCCUPANCY, HAZARDOUS
SUBSTANCES.

	Section 5.1	During the Term, the Demised Premises shall
be used and occupied for office and incidental purposes and for no other purposes without the prior written consent of Landlord in its sole discretion. Tenant shall not conduct its business in a manner which will cause an increase in property physical damage insurance premiums for the Demised Premises or the Building, and Tenant will comply with all requirements of the insurance policies and the Insurers relating to the
Demised premises.   Tenant shall not use the Demised Premises for any
purpose in violation of any law, municipal ordinance, or regulation, nor shall Tenant perform any acts or carry on any practices which may injure the Demised Premises or the Building or be a nuisance, disturbance or menace to the other tenants of the Building. Upon breach of this agreement, Landlord shall have the right to terminate this Lease forthwith and to reenter and repossess the Demised Premises, but Landlord's right to damages will survive.

	Section 5.2	Tenant shall not (a) perform any acts or carry on
any practices that may injure the structure or be a nuisance or menace to the other Tenants in the Building; (b) use or permit the use of any portion of the Demised Premises as sleeping apartments, lodging room or for any unlawful purposes; and (c) use any of the Common Areas including the hallways for its own business purposes.

	Section 5.3	Neither Tenant, Tenant's employees or agents
nor any subtenant, licensee or concessionaire of Tenant shall solicit business in the Common Areas, place any handbills or any other advertising material in or on automobiles parked in the parking area or in any other Common Areas unless Tenant shall have received the prior written approval of the Landlord.

	Section 5.4	Tenant shall not use, store, generate, treat, or
dispose of any hazardous substance on the Premises, or cause suffer or permit the same to be done by any person without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion, and shall at all times comply with all applicable federal, state and local laws, statutes, ordinances and regulations governing hazardous substances. For purposes of this section, the term "hazardous substance" means any substance, the manufacture, use, treatment, storage, transportation, or disposal of which is regulated by any law having as its object the protection of public health, natural resources, or the environment, including, by way of illustration only and not as a limitation, the following: the Resource Conservation and Recovery Act; the Comprehensive Environmental
Response, Compensation, and Liability Act; the Toxic Substances
Control Act; the Federal Water Pollution Control Act; the Clean Air Act; the Michigan Hazardous Waste Management Act; the Michigan Water
Resources Commission Act; the Michigan Medical Waste Disposal Act;
and the Michigan Solid Waste Management Act, as each of such acts shall be amended from time to time. Upon expiration or termination of this Lease Tenant shall clean up and remove from the Premises all such hazardous substances deposited therein due to the acts or omissions of Tenant. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all liability, loss, costs, penalty, damage and expense, including reasonable consultant's and attorneys' fees, resulting from or due to the Tenant's use, storage, generation or release or threatened release of hazardous or toxic substances occurring or alleged to have occurred on or from the Premises at any time. This indemnity obligation shall survive the expiration or termination of this Lease.

	Section 5.5	Tenant shall promptly supply to Landlord a copy
of the reports of any environmental audit or investigation at any time undertaken on the Premises or adjacent property, all notices, demands, inquiries, or claims received from any person or entity as a result of hazardous substances alleged to be on or emanating from the Premises or adjacent property, and any notices, reports, or applications for licenses, permits, or approvals submitted by or on behalf of Tenant to any environmental regulatory agency affecting the Premises or adjacent property.

	Section 5.6	Whenever in this Lease Landlord has reserved
the right to re-enter and repossess the Demised Premises upon Tenant's default, Landlord agrees that, unless Tenant Voluntarily surrenders possession of the Demised Premises to Landlord, Landlord shall only take possession of the Demised Premises through Summary
Proceedings or such other similar proceedings as may then be prescribed by applicable statutes and/or court rules.

Section 6.00	SERVICES.

	Section 6.1	Landlord will arrange for the furnishing of
electricity to the Demised Premises, and Landlord shall charge Tenant for electricity as determined by metering at the applicable secondary rates filed by Landlord with the proper regulating authorities in effect from time to time covering such services, but not more than the secondary rates which would be charged to Tenant by the public utility company. Such charge to Tenant for electricity shall be payable in monthly installments in the amount invoiced to Tenant which shall be due and payable on the first day of each month, commencing on the earlier of the date on which Tenant occupies the Demised Premises or the Commencement Date, whether or not Rent is payable for that month. Engineering surveys shall be performed by independent licensed professional electrical engineering consultants selected by Landlord. From time to time during the Term, Landlord may inspect the Demised Premises in order to evaluate Tenant's kilowatt hour electric consumption and demand, and if as a result of such inspection, the amount charged to Tenant shall change because of changes in demand and/or consumption, or in the cost of electricity to Landlord, Landlord shall notify Tenant in writing and commencing with the first day of the next calendar month, Tenant shall pay such revised charge in monthly installments.

	Section 6.2	Landlord shall furnish the Demised Premises
with (a) heat, ventilation and air-conditioning (HVAC) and water service for the same to the extent required for the occupancy of the Demised
Premises (excluding the first floor space and Storage Space) to levels of comfort at least equivalent to current levels and during such hours in each case as reasonably determined by Landlord for the Office portion of the Building (which hours shall be not less than from 8:00 A.M. to 6:00
P.M. on weekdays (Monday through Friday), and 8:00 A.M. to 2:00 P.M.
on Saturday, (except the holidays of New Year's, Memorial,
Independence, Labor, Thanksgiving and Christmas), or such broader hours as Landlord may designate in its sole discretion, or as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, (b) elevator service, and (c) janitorial service only to the areas of the Demised Premises used for office purposes during the times and in the manner that janitorial services are furnished in comparable first-class office buildings in the Metropolitan Detroit area, provided that Landlord shall not provide janitorial services to any portion of the Demised Premises used for other than office purposes such as preparing, dispensing or consumption of food or beverages or as an exhibition area or for storage, shipping room, washroom or similar purposes, or as private restrooms or a shop or for the operation of computer data processing, reproduction, duplicating or similar equipment. Except as expressly hereinafter provided, Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of: (1) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, to the extent not within the reasonable control of Landlord, (2) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Demised Premises or to the Building, or (3) any limitation, curtailment, rationing or restriction on use of water, electricity, steam, gas or any other form of energy or utility serving the Demised
Premises or the Building. Landlord shall use reasonable efforts diligently to remedy any interruption in the furnishing of such services. Notwithstanding the provisions of this Section 6.2, Landlord shall not be required to provide ventilation and air-conditioning to the Demised
Premises as herein provided if Tenant shall utilize in the Demised
Premises heat generating equipment or lighting other than building standard lights which affect the temperature otherwise maintained by the air-conditioning system or if the Demised Premises are occupied by a number of persons in excess of the design criteria of the air-conditioning system.

	In the event that any interruption in services occurs as a result of the acts or omissions of Landlord, the prevention or cure of which is within a reasonable control of Landlord, and if such interruption continues for more than the greater of five (5) consecutive calendar days or four (4) consecutive business days, or more than eight (8) business days during any Lease Year; Tenant shall be entitled to an equitable abatement of rental for the period of such interruption. If the interruption is such that it renders all, or a portion of the Demised Premises unusable, the rent shall be abated for the portion of the Demised Premises rendered unusable at a rate equivalent to the full daily rental rate for such unusable portion of the Demised Premises. If no portion of the Demised Premises is totally unusable, but Tenant's activities are curtailed in some portion or all of Demised Premises as a result of the interruption, then the abatement shall be limited to an equitable proportion of the daily rent for the portion of the Demised Premises so affected.

	Any services required by Tenant at times and/or manner other than that prescribed by the Landlord under the standard policy for the Building shall be subject to Landlord's prior written approval at Tenant's sole expense.

	Section 6.3	Tenant shall pay as additional rent the cost of
providing all heating, ventilating and air-conditioning ("HVAC"), including all costs associated with the installation of meters for measuring the same, to the Demised Premises in excess of that required for normal office use or during hours requested by Tenant when HVAC is not otherwise furnished by Landlord. Tenant shall notify Landlord in writing at least twenty-four (24) hours prior to the time it requires HVAC during periods the same is not otherwise furnished by Landlord.
Notwithstanding the foregoing, Landlord shall only be required to provide HVAC to the extent available utilizing the existing equipment servicing the Building. The foregoing notwithstanding, Landlord shall not charge Tenant for HVAC during the hours 8:00 a.m. to 8:00 p.m. Monday through Sunday for the first two months following the earlier of the Commencement Date or the date on which Tenant occupies the Demised Premises. In addition, Tenant shall not be charged for the first twenty (20) hours of after-hours HVAC per lease year. Thereafter, Tenant shall pay all costs of providing the same as provided above. Presently, Tenant's cost for after-hours HVAC would be Fifty Dollars ($50.00) per hour, but the amount is subject to increase from time to time during the Lease Term as Landlord's costs increase.

	Section 6.4	With respect to the first floor space, only,
Landlord will provide and install a heating, ventilating and air conditioning system (HVAC) as part of the performance of Landlord's work as set forth on Exhibit "B." Throughout the term of the Lease
Tenant shall pay the cost of all gas, electricity, water, or other utilities or services utilized in connection with the operation of the HVAC system in the first floor space. In addition, Tenant shall be fully responsible for maintaining and repairing the same at Tenant's expense in a good workmanlike condition throughout the Term of the Lease.

	Section 6.5	Throughout the term of the Lease, Landlord
shall keep in the place the existing electronic security system for the Building; provided, that Landlord shall be free to replace the existing system with a system that is functionally equivalent to, or better than, the existing system and, provided further, that Landlord shall be free to utilize a temporary security system in the event of loss of electrical power or damage to or construction of the security system control center. In addition, Landlord shall provide or cause to be provided security services at a level at least equivalent with the level of security services presently provided at the Building.

Section 7.00	REPAIRS.

	Subject to Tenant's obligation to pay Operating Expenses pursuant to Section 4 hereof, Landlord shall, with reasonable diligence and at its expense, make all necessary repairs and replacements to the exterior of the Building and to the Common Areas, including Landlord's HVAC, plumbing and electrical systems located therein (but excluding the HVAC system in the first floor space, which shall be Tenant's responsibility), and Landlord shall also make all repairs to the Demised Premises (but not to Tenant's property) which are structural in nature or required due to fire, casualty, or other act of God; provided, however, that Tenant shall make all repairs and replacements arising from its act, neglect or default. Except as provided above, Tenant shall keep the Demised Premises in good repair, including any special equipment installed in the Demised Premises (such as, but not limited to, air conditioners, transformers and plumbing), whether installed by Landlord or Tenant, and Tenant shall, upon the expiration of the Term, yield and deliver up the Demised Premises in like condition as when taken, reasonable use and wear thereof and repairs required to be made by Landlord excepted.

	In the event that the Landlord shall deem it necessary or be required by any governmental authority to repair, alter, remove, reconstruct or improve any part of the Demised Premises or of the Building (unless the same results from Tenant's act, neglect, default or mode of operation in which event Tenant shall make all such repairs, alterations and improvements), then the same shall be made by Landlord with reasonable dispatch, and should the making of such repairs, alterations or improvements cause any interference with Tenant's use of the Demised Premises, such interference shall not relieve Tenant from the performance of its obligations hereunder nor shall such interference be deemed an actual or constructive eviction or partial eviction or result in an abatement of rent, provided, that such alterations and improvements are not the result of Landlord's gross negligence or wrongful act. Notwithstanding the foregoing, Tenant shall, at its own cost and expense, make all repairs and provide all maintenance in connection with any alterations, additions or improvements made by Tenant pursuant to Section 8 hereof. The foregoing notwithstanding, if any such repairs , alterations or improvements are undertaken by Landlord on a non-emergency basis, Tenant shall be entitled to an equitable, proportional, abatement of rent should the performance of such repairs, alterations or improvements materially interfere with Tenant's use and enjoyment of the Demised Premises for more than three (3) consecutive business days or more than five (5) business days during any Lease Year. Such partial abatement shall be limited to only that portion of the Demised Premises interfered with, and only for such period of time as such interference continues.

Section 8.00	ALTERATIONS.

	Tenant shall not make any alterations, additions or improvements to the Demised Premises (whether or not the same may be structural in nature) without Landlord's prior written consent, and all alterations, additions or improvements made by either party hereto to the Demised Premises, except movable office furniture and equipment installed at Tenant's expense, shall be the property of Landlord and remain upon and be surrendered with the Demised Premises at the expiration of the Term; provided, however, that Landlord may require Tenant to remove any additions made by Tenant to the Demised
Premises and to repair any damage caused by such removal, and provided further, that if Tenant has not removed its property and equipment within ten (10) days after the expiration or termination of this Lease, Landlord may elect to retain the same as abandoned property.
Tenant shall only use contractors approved by Landlord for the permitted alterations to the Demised Premises and shall not permit any mechanics liens to be placed or remain upon the Demised Premises.

Section 9.00	ASSIGNMENT AND SUBLETTING.

	Section 9.1	Tenant covenants not to assign or transfer this
Lease or hypothecate or mortgage the same or sublet the Demised
Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, but in the event of any such assignment or transfer, Tenant shall remain fully liable to perform all of the obligations under this Lease. Any assignment, transfer (including transfers by operation of law or otherwise), hypothecation, mortgage, or subletting without such written consent shall give Landlord the right to terminate this Lease and to re-enter and repossess the Demised Premises but Landlord's right to damages shall survive. No consent by Landlord to any assignment, transfer, hypothecation, mortgage or subletting on any one occasion shall be deemed a consent to any subsequent assignment, transfer, hypothecation, mortgage or subletting by Tenant or by any successors, assigns, transferees, mortgagees or sublessees of Tenant. The foregoing notwithstanding, Tenant shall have the right, without receiving Landlord's prior written consent, to assign this Lease to an entity with which Tenant shall merge or consolidate, provided such assignee has a net worth not less than that of Tenant and, provided further, such assignee executes an agreement in form and substance satisfactory to Landlord pursuant to which it assumes all of Tenant's unperformed obligations under this Lease, whether arising before or after the date of assignment.

	Section 9.2	The cumulative sale, issuance or transfer of any
voting capital stock of Tenant, if Tenant be a corporation at the signing of this Lease, which results in a change in the voting control of Tenant, shall be deemed to be an assignment of this Lease within the meaning of this Section 9.

	Section 9.3	If at the execution of this Lease, Tenant is a
sole proprietorship or a co-partnership, the subsequent cumulative sale of fifty-one percent (51%) or more of its business to another person or entity which would result in a change of the control of Tenant shall be deemed to be an assignment of this Lease within the meaning of this
Section 9.

	Section 9.4	If at any time or from time to time during the
Term, Tenant desires to sublet all or any part of the Demised Premises or to assign this Lease, Tenant shall give notice to Landlord setting forth the proposed subtenant or assignee, the terms of the proposed subletting and the space so proposed to be sublet or the terms of the proposed assignment, as the case may be. Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant's notice is given, (a) if Tenant's request relates to a subletting, either to sublet from Tenant such space at the rental and other terms set forth in Tenant's notice, or, if the proposed subletting is for the entire Demised Premises for the balance of the Term, to terminate this Lease, or (b) if Tenant's request relates to an assignment, either to have this Lease assigned to Landlord or to terminate this Lease. If Landlord does not exercise such option, Tenant shall be free for a period of one hundred eighty (180) days thereafter to sublet such space or to assign this Lease to such third party if and only if Landlord shall consent thereto, which consent shall not be unreasonably withheld, provided that the sublease or assignment shall be on the same terms set forth in the notice given to Landlord and that the rental to such subtenant or assignee shall not be less than the then market rate for the Demised Premises. Under no circumstances shall the Tenant hypothecate or mortgage this Lease.

	Section 9.5	In the event Tenant shall so sublet a portion of
the Demised Premises, or assign this Lease, all of the sums or other economic consideration received by Tenant as a result of such subletting or assignment whether denominated rent or otherwise, under the sublease or assignment, which exceed in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease
(prorated to reflect obligations allocable to that portion of the Demised Premises subject to such sublease) shall be payable to Landlord as additional rent under this Lease without affecting or reducing any other obligations of Tenant hereunder.

	Section 9.6	Regardless of Landlord's consent, no subletting
or assignment shall release Tenant of Tenant's obligations or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

	Section 9.7	In the event Tenant shall assign this Lease or
sublet the Demised Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorneys' fees and processing fees incurred in connection therewith.

Section 10.00	INSURANCE, INDEMNIFICATION AND WAIVER OF
SUBROGATION

	Section 10.1	Tenant hereby waives all claims against
Landlord for damage to any property or injury or death of any person in, upon or about the Demised Premises arising at any time and from any cause other than solely by reason of the gross negligence or willful act of Landlord, its employees or contractors, and Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from Tenant's use of the Demised Premises or other portions of the Building, and shall further indemnify, defend and hold harmless Landlord from and against any and all claims arising from a breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of the Tenant, or any of the Tenant's agents, contractors or employees, except such as is caused solely by gross negligence or willful act of Landlord, its contractors or employees. The foregoing indemnity obligation of Tenant shall include reasonable attorneys' fees, investigation costs and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made. The provisions of this Section 10.1 shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

	Section 10.2	Tenant shall procure and keep in effect during
the term hereof public liability and property damage liability insurance with a minimum single limit of liability of Eleven Million and no/100 ($11,000,000.00) Dollars per occurrence for bodily injury or death and/or property damage. From time to time, Tenant shall increase the limit of such liability insurance to such higher limit as any mortgage lender of Landlord shall reasonably require. Such insurance shall specifically include the liability assumed hereunder by Tenant, and shall provide that it is primary insurance and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days' written notice from the insurer prior to any cancellation or change of coverage.

	Section 10.3	Tenant shall procure and keep in effect fire
insurance (including standard extended coverage endorsement and leakage from fire protective devices perils) for not less than the book value of Tenant's trade fixtures, equipment and personal property, and not less than the full replacement cost of leasehold improvements.

	Section 10.4	Tenant shall deliver policies of the insurance
required pursuant to Sections 10.2 and 10.3 hereof or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring insurance policies.

	Section 10.5	Landlord and Tenant shall each obtain from
their respective insurers under all policies of property insurance maintained by either of them at any time during the Term insuring or covering the Building or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer of one party might have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver and, so long as such waiver is outstanding, each party waives, to the extent of the proceeds received under such policy, any right of recovery against the other party for any loss covered by the policy containing such waiver; provided, however, that if at any time their respective insurers shall refuse to permit waivers of subrogation, Landlord or Tenant, in each instance, may revoke said waiver of subrogation effective thirty
(30) days from the date of such notice, unless within such thirty (30) day period, the other is able to secure and furnish (without additional expense) equivalent insurance with such waivers with other companies satisfactory to the other party.

Section 11.00	FIRE.

	Section 11.1	In the event the Demised Premises are
damaged or destroyed in whole or in part by fire or other insured casualty during the term hereof, Landlord shall, at its own cost and expense, repair and restore the Demised Premises and the Common
Areas of the Building to tenantable condition with reasonable dispatch, and the rent, herein provided shall be reduced in direct proportion to the amount of the Demised Premises so damaged or destroyed until such time as the Demised Premises are restored to a condition substantially equivalent to that which existed prior to the occurrence of such fire or other casualty. If the Demised Premises cannot be restored, or if, in fact, they are not restored to tenantable condition within a period of one hundred eighty (180) days, Landlord and Tenant shall each have the right to terminate this Lease upon written notice to the other (Tenant's cancellation notice shall be given within thirty (30) days after receipt of written notice from Landlord that the Demised Premises cannot be timely restored), and any rent paid for any period in advance of the date of such damage and destruction shall be refunded to Tenant. If the Demised Premises are damaged due to fire or other casualty, Tenant shall, at its own cost and expense, remove such of its furniture and other belongings from the Demised Premises as Landlord shall require in order to repair and restore the Demised Premises. Landlord shall use reasonable discretion as to the extent of the untenantability of the Demised Premises and of the time required for the repair and rebuilding of the same and no such damage or untenantability shall be deemed either an actual or constructive eviction or result in an abatement of rental (except as provided herein for insured casualties).

	Section 11.2	In the event the Building is destroyed to the
extent of more than one-half (1/2) of the then value thereof, Landlord shall have the right to terminate this Lease upon written notice to Tenant, in which event any rent paid in advance of the date of such destruction shall be refunded to Tenant.

	Section 11.3	Landlord and Tenant do each hereby release
the other from any liability resulting from damage by fire or any other insured peril and including perils covered by extended coverage insurance with waiver of subrogation normally available in the State of Michigan irrespective of the cause therefor; provided, however, that if an increase in premium is required for such waiver of subrogation, the other party will pay such increase or the waiver will not be furnished.

Section 12.00	EMINENT DOMAIN.

	If all or any part of the Demised Premises shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of partial taking, Landlord and Tenant shall each have the right to terminate this Lease as to the balance of the Demised Premises by notice to the other party within thirty (30) days after such date. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired term of this Lease or otherwise. Provided, that nothing contained herein shall preclude Tenant from seeking and obtaining, at its own cost and expense, an award from the condemning authority for loss of business, the value of any personal property of Tenant taken by the condemning authority or moving expenses, so long as such award will not result in a diminution of the award made to Landlord. In the event of a partial taking of the Demised Premises which does not result in a termination of this Lease, the rental thereafter to be paid shall be reduced pro-rata in proportion to the square footage of the Demised Premises so taken.

Section 13.00	RULES.

	Tenant shall faithfully observe and comply with the rules and regulations annexed to this Lease as Exhibit C and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord, provided such modification or addition does not abridge any express provision of this Lease or impose an additional material financial obligation on Tenant. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any such rules and regulations.

Section 14.00	ENTRY BY LANDLORD.

	Section 14.1	Landlord and designees may enter the Demised
Premises at reasonable hours to (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders or tenants, (c) determine whether Tenant is complying with all of its obligations hereunder, (d) supply janitor service and any other services to be provided by Landlord to Tenant hereunder, and (e) make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building; provided, however, that all such work shall be done as promptly as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Demised
Premises or any other loss occasioned by such entry. Anything contained herein to the contrary notwithstanding, in the event any such repairs, alterations or improvements are undertaken by Landlord on a non-emergency basis, such repairs, alterations or improvements shall be performed in such a manner as to minimize the interference with Tenant's daily business operation and, in the event such non-emergency repairs, alterations or improvements materially interfere with Tenant's ability to use and enjoy the Demised Premises for more than five (5) consecutive business days, or more than eight (8) business days during any Lease Year, Tenant shall be entitled to an equitable abatement of rental. Such partial abatement shall be limited to only that portion of the Demised Premises interfered with, and only for such period of time as such interference continues.


	Section 14.2	Landlord shall at all times have and retain a key
or access card with which to unlock all of the doors in, on or about the Demised Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Demised Premises, and any entry to the Demised Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Demised Premises or an eviction, actual or constructive, of Tenant from the Demised Premises, or any portion thereof.

Section 15.00	EVENTS OF DEFAULT.

	Section 15.1	The occurrence of any one or more of the
following events (hereinafter referred to as "Events of Default") shall constitute a breach of this Lease by Tenant: (a) if Tenant shall fail to pay the rent when and as the same becomes due and payable and such failure shall continue for more than ten (10) days; or (b) if Tenant shall fail to pay any other sum due to Landlord under this Lease when and as the same becomes due and payable and such failure shall continue for more than ten (10) days; or (c) if Tenant shall fail to perform or observe any other term hereof or of the rules and regulations referred to in
Section 13 hereof to be performed or observed by Tenant, such failure shall continue for more than thirty (30) days after written notice thereof from Landlord, and Tenant shall not within such thirty (30) day period commence with due diligence and dispatch the curing of such default, or, having so commenced, shall thereafter fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default
(except if the observance or performance of such term, covenant or condition is of such nature that observance or performance cannot be reasonably attained within thirty (30) days, then within such greater time period as is reasonably required to, with due diligence and dispatch, attain such observance or performance); or (d) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as insolvent or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or
(e) if within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (f) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days, or (g) if the Demised Premises are abandoned or vacated by Tenant.

	Section 15.2	If, as a matter of law, Landlord has no right on
the bankruptcy of Tenant to terminate this Lease, then, if Tenant, as debtor, or its trustee wishes to assume or assign this Lease, in addition to curing or adequately assuring the cure of all defaults existing under this Lease on Tenant's part on the date of filing of the proceeding (such assurances being defined below), Tenant, as debtor, or the trustee or assignee must also furnish adequate assurances of future performance under this Lease (as defined below). Adequate assurance of curing defaults means the posting with Landlord of a sum in cash sufficient to defray the cost of such a cure. Adequate assurance of future performance under this Lease means posting a deposit equal to three (3) months' rent, including all other charges payable by Tenant hereunder, and, in the case of an assignee, assuring Landlord that the assignee is financially capable of assuming this Lease, and that its use of the Demised Premises will not be detrimental to the other tenants in the Building or Landlord. In a reorganization under Chapter 11 of the Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within one hundred twenty (120) days from the filing of the proceeding, or it shall be deemed to have rejected and terminated this Lease.

Section 16.00	REMEDIES.

	If any of the Events of Default shall occur, then Landlord shall have the following remedies:

		a.	Landlord at any time after the Event of Default,
at Landlord's option, may give to Tenant seven
(7) days' written notice of termination of this Lease, and in the event such notice is given, this Lease shall come to an end and expire
(whether or not the Term shall have
commenced) upon the expiration of such seven
(7) days, but Tenant shall remain liable for damages as provided in Section 17 hereof.

		b.	Either with or without terminating this Lease,
Landlord may immediately or at any time after the Event of Default and failure to cure within the cure periods, if any, provided in Section
15.00 above, or after the date upon which this Lease shall expire, reenter the Demised
Premises or any part thereof, without notice, except as required by law, but subject to the provisions of Section 5.6 above, either by summary proceedings or by any other applicable action or proceeding, and may repossess the Demised Premises and remove any and all of Tenant's property and effects from the Demised Premises.

		c.	Either with or without terminating this Lease,
Landlord may relet the whole or any part of the Demised Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the expiration date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. In the event of any such reletting, Landlord shall not be liable for the failure to collect any rental due upon any such reletting, and no such failure shall operate to relieve
Tenant of any liability under this Lease or otherwise to affect any such liability; and Landlord may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting such liability.

		d.	Landlord shall have the right to recover the
rental and all other amounts payable by Tenant hereunder as they become due (unless and until Landlord has terminated this Lease) and all other damages incurred by Landlord as a result of an Event of Default.

		e.	All rights, options and remedies of Landlord
contained in this Lease, shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy of relief which may be provided by law, whether or not stated in this Lease. No waiver of any Event of Default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such Event of Default if such Event of Default persists or is repeated, and no express waiver shall affect any Event of Default other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary
Landlord's consent or approval to or of any subsequent similar acts by Tenant.

	The foregoing notwithstanding, if the default is a non-payment of rent or other sum due to Landlord within the time provided in Section
15.1, clause (a) or (b) of, Landlord agrees that it will not pursue any of its remedies under this Section 16 until, with respect to the first two of such defaults within any lease year, Landlord shall have first given Tenant written notice of Tenant's default and Tenant shall have failed to cure the same within seven (7) days after delivery of such notice by Landlord to Tenant. Provided, that Landlord shall not be required to give such notice more than six (6) times during the initial term of this Lease nor more than two (2) times during any extension term of this Lease, before pursuing any of its remedies hereunder.

Section 17.00	TERMINATION UPON DEFAULT.

	Upon termination of this Lease by Landlord pursuant to Section
16 hereof, Landlord shall be entitled to recover from Tenant the aggregate of: (a) the unpaid rental which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rental for the balance of the Term exceeds the reasonable rental value of the Demised Premises for such period; and (c) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amount referred to in clause (b) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Chicago at the time of termination.

Section 18.00	LANDLORD'S RIGHT TO CURE DEFAULTS.

	All covenants, terms and conditions to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of rental, except as expressly provided in this Lease. If Tenant shall fail to pay any sum of money, other than rent and other sums to be paid to Landlord as additional rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for thirty (30) days after delivery of written notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder together with interest on such costs at the rate of two (2%) percent in excess of the then current "prime rate" announced by Michigan National Bank of Detroit and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of rent.

Section 19.00	ATTORNEY'S FEES.

	If as a result of any breach or default in the performance of any of the provisions of this Lease, Landlord uses the services of any attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all attorney's fees and expenses so incurred by Landlord. In the event of litigation between the parties concerning or arising out of this Lease which is adjudicated wholly in favor of one of the parties, the losing party shall reimburse the prevailing party for its litigation costs and expenses, including reasonable attorneys fees.

Section 20.00	SUBORDINATION.

	Section 20.1	This Lease is and shall be subject and
subordinate, at all times, to (a) the lien of any mortgage or mortgages which may now or hereafter affect the Building, and to all advances made or hereafter to be made upon the security thereof and to the interest thereon, and to any agreements at any time made modifying, supplementing, extending or replacing any such mortgages, provided the mortgagee under any subsequent mortgage shall join in the execution of a subordination, non-disturbance and attornment agreement or similar agreement agreeing to recognize this Lease in the event of Landlord's default under such mortgage, and (b) any ground, master or underlying lease which may now or hereafter affect the Building, including all amendments, renewals, modifications, consolidation, replacements and extensions thereof, which may be freely made by Landlord as it deems appropriate, provided the lessor under any subsequent ground lease, master lease or other underlying lease shall join in the execution of a subordination, non-disturbance and attornment agreement or similar agreement agreeing to recognize this Lease in the event of Landlord's default under such lease, Tenant agrees to attorn to the successor in interest of Landlord following any transfer of such interest which occurs either voluntarily or by operation of law and to recognize such successor as the Landlord under this Lease; provided, that Landlord's successor in interest agrees to recognize this Lease and not to disturb Tenant's enjoyment of the Demised Premises so long as Tenant fully performs all of its obligations under this Lease. Notwithstanding the foregoing, at the request of the holder of any of the aforesaid mortgage or mortgages or the lessor under the aforesaid ground, master or underlying lease, this Lease may be made prior and superior to such mortgage or mortgages and/or such ground, master or underlying lease. Such attornment is to be effective and self-operative without the execution of any further instruments upon successors in interest succeeding to the interest of the Landlord under this Lease.

	Section 20.2	Tenant shall, contemporaneously with the
execution hereof, execute and deliver to Landlord a Subordination, Non-Disturbance and Attornment Agreement in the form attached hereto as Exhibit D. At the request of Landlord, Tenant shall execute and deliver such further instruments as may be reasonably required to implement the provisions of this Section 20. Tenant hereby irrevocably, during the term of this Lease, constitutes and appoints Landlord as Tenant's agent and attorney-in-fact to execute any such instruments if Tenant shall fail or refuse to execute the same within ten (10) days after delivery of written notice by Landlord.

	Section 20.3 	If, as a condition of approving this Lease,
Landlord's mortgagee shall request reasonable modifications of this Lease, Tenant shall not unreasonably withhold or delay its agreement to such modifications, provided that such modifications do not increase the obligations or materially and adversely affect the rights of Tenant under this Lease.

Section 21.00	NO MERGER.

	The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

Section 22.00	NONLIABILITY OF LANDLORD.

	Section 22.1	In the event the Landlord hereunder or any
successor in interest shall sell, assign or transfer its interest as Lessee under the Master Lease, all liabilities and obligations on the part of the original Landlord or such successor in interest under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new assignee. Tenant shall attorn to such new assignee.

	Section 22.2	Landlord shall not be responsible or liable to
Tenant for any loss or damages that may be occasioned by or through the acts or omissions of persons occupying adjoining areas or any part of the area adjacent to or connected with the Demised Premises or any part of the Building or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, fire sprinkler system, gas, sewer or steam pipes, or from theft or a failure of the security systems in the Building, or for any damage or loss of property within the Demised Premises from any cause other than solely by reason of the gross negligence or willful act of Landlord, its employees, agents or contractors, and no such occurrence shall be deemed to be an actual or constructive eviction from the Demised Premises or result in an abatement of rental.

	Section 22.3	If Landlord shall fail to perform any covenant,
term or condition of this Lease upon Landlord's part to be performed, and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only against the right, title and interest of Landlord in the Building and out of rents or other income from the Building receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Building, and Landlord shall not be personally liable for any deficiency out of any other assets of Landlord.

Section 23.00	ESTOPPEL CERTIFICATE.

	At any time and from time to time but not less than ten (10) days prior written request by Landlord, Tenant will promptly execute, acknowledge and deliver to Landlord, at no cost to Landlord, a certificate indicating (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (b) the date, if any, to which rental and other sums payable hereunder have been paid, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate, and (d) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser or mortgagee of the Building or any part thereof.

Section 24.00	NO LIGHT, AIR OR VIEW EASEMENT.

	Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

Section 25.00	HOLDING OVER.

	This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by Tenant after such expiration shall not constitute a renewal hereof, or give Tenant any rights under this Lease, it being understood and agreed that this Lease cannot be renewed, extended, or in any manner modified except in writing, signed by both parties hereto. If Tenant shall hold over for any period after the expiration of said Term, Landlord may, at its option, exercised by written notice to Tenant, treat Tenant as a tenant from month-to-month, commencing on the first day following the expiration of the Term and subject to the terms and conditions herein contained. In any event, unless and until Landlord and Tenant shall have entered into a new written lease or a written renewal or extension of this Lease, the rent to be paid for any holdover period, whether as a month-to-month tenant or otherwise, shall be at a rate equal to one hundred fifty percent (150%) of the monthly rental payable for the last full month under this Lease, plus all other charges payable hereunder until such time as Tenant has actually vacated the Demised Premises and turned possession of the Demised Premises over to Landlord. If Tenant fails to surrender the Demised Premises, upon the expiration of the Term, despite demand to do so by Landlord, Tenant shall indemnify, defend and hold Landlord harmless from all loss or liability, including without limitation, any claim made by any succeeding Tenant based on, or resulting from or related to such failure to surrender.

Section 26.00	ABANDONMENT.

	If Tenant shall abandon or surrender the Demised Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Demised Premises shall be deemed to be abandoned, or, at the option of Landlord, may be removed by Landlord at Tenant's expense.

Section 27.00	WAIVER.

	Section 27.1	The waiver by Landlord of any agreement,
condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant of the terms hereof in strict accordance with said terms. The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rental.

	Section 27.2	Landlord and Tenant hereby waive trial by jury
in any action, proceeding, or counterclaim brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord to Tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy; provided, however, the foregoing waiver shall not apply to any action for personal injury or property damage. If Landlord commences any summary or other proceeding for nonpayment of rent or the recovery of possession of the Demised Premises, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding, unless the failure to raise the same would constitute a waiver thereof.

Section 28.00	NOTICES.

	All notices, consents, requests, demands, designations or other communications which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or deposited in the United
States mail, certified or registered, postage prepaid, and addressed as follows: to Tenant at the address set forth in the first paragraph of this Lease, or to such other place as Tenant may from time to time designate in a written notice to Landlord; to Landlord at the address set forth in the first paragraph of this Lease, or to such other place as Landlord may from time to time designate in a written notice to Tenant; or, in the case of Tenant, delivered to Tenant at the Demised Premises. Tenant hereby appoints as its agent to receive the service of all summary or distraint proceedings and notices thereunder the person in charge of or occupying the same, and such service may be made by attaching the same on the main entrance of the Demised Premises.

Section 29.00	COMPLETE AGREEMENT.

	There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Building. There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is solely upon such representations. This Lease cannot be amended, modified or terminated except by an agreement in writing, signed by the party against whom enforcement of such amendment, modification or termination is sought.

Section 30.00	CORPORATE AUTHORITY.

	If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a fully authorized and existing corporation, that Tenant has and is qualified to do business in Michigan, that the corporation has full right and authority to enter into this Lease, and that each and all of the persons signing on behalf of the corporation are authorized to do so.

Section 31.00	INABILITY TO PERFORM.

	If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event beyond Landlord's reasonable control, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of Section 6 hereof or any other provisions of this Lease or any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions, or improvements, whether required to be performed or made under this Lease or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this Lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction in whole or in part, or entitle Tenant to any abatement or diminution of rental or other charges due hereunder or relieve Tenant from any of its obligations under this Lease, except as expressly provided in this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

Section 32.00	COVENANT OF QUIET ENJOYMENT.

	Upon Tenant paying the rental and other charges due hereunder and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Demised Premises during the Term, without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, however, to the provisions of this Lease and to any mortgages or ground, master or underlying leases referred to in Section 20 hereof. Provided, however, that nothing contained in this Lease shall be deemed to obligate Landlord to exercise any option to extend or renew the Master Lease which may be contained therein nor any option to purchase which now exists or may hereafter arise in favor of Landlord, nor shall Tenant have any right to require Landlord to exercise any such options, whether by judgment for specific performance or otherwise.

Section 33.00	MASTER LEASE.

	Tenant acknowledges that Landlord's interest in the Demised Premises is as lessee pursuant to a master lease (the "Master Lease") dated May 3, 1985, as amended and restated November 1, 1995, with MG-LXV Associates Limited Partnership as lessor, which Master Lease is incorporated herein by reference. Notwithstanding any provision of this Lease, Tenant agrees that this Lease, including any extended term, is and shall be subject and subordinate at all times to the Master Lease. Tenant acknowledges receipt of a copy of the Master Lease and agrees that it shall comply with the provisions of Section 6 thereof, which is incorporated herein by this reference, except to the extent of any conflict with the express terms of this Lease, in which case the terms of this Lease shall govern. The foregoing notwithstanding, Landlord agrees to indemnify Tenant for any costs or liability incurred by Tenant in complying with the provisions of Section 6 of the Master Lease to the extent that the obligations imposed thereby are imposed on Landlord by the terms of this Lease.

Section 34.00	SECURITY DEPOSIT.  (INTENTIONALLY DELETED).

Section 35.00	ACCORD AND SATISFACTION.

	No payment by Tenant or receipt by Landlord of a lesser amount than the rent which is stipulated in this Lease shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement on any account or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

Section 36.00	MISCELLANEOUS.

	Section 36.1	The words "Landlord" and "Tenant" as used
herein shall include the plural as well as the singular. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

	Section 36.2	Submission of this instrument for examination or
signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

	Section 36.3	The agreements, conditions and provisions
herein contained shall, subject to the provisions as to assignment, set forth in Section 9 hereof, apply to and bind the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

	Section 36.4	Tenant shall not, without the consent of
Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Demised
Premises. Landlord reserves the right to select the name of the Building and to make such changes of name as it deems appropriate from time to time.

	Section 36.5	If any provisions of this Lease shall be
determined to be illegal or unenforceable, such determination shall not affect any other provisions of this Lease and all such other provisions shall remain in full force and effect.

	Section 36.6	This Lease shall be governed by and construed
pursuant to the laws of the State of Michigan.

Section 37.00	OPTIONS, RIGHT OF FIRST OPPORTUNITY TO
LEASE.

	Section 37.1	Landlord hereby grants unto Tenant two separate
options to extend the Lease Term for two additional periods, hereinafter called "Renewal Periods" of five (5) years each. In the event Tenant exercises the Option to Renew, then and in that event, all of the terms, covenants, conditions, provisions and agreements of this Lease shall apply, except as provided in this section 37.1, including the minimum rental which is more particularly set forth hereinafter.

	The Option to Renew shall be exercised by Tenant by giving written notice to the Landlord not more than twelve (12) months and not less than six (6) months prior to the expiration of the initial Lease Term or first Renewal Period, as applicable, and upon such exercise, the Renewal Period shall become part of the Term hereof. The exercise by Tenant of such option shall be conditional upon (a) Tenant not being in default in the payment of any rent or other sums due under this Lease, and (b) there being no existing defaults by Tenant in any other Lease provisions at the time of such exercise.

			During the first Renewal Period, the minimum annual rent shall be
95% of the minimum annual rent  then established by Landlord for new tenants of the Building at the time Tenant exercises its option to renew.  The minimum annual rent for the second Renewal Period shall be 100% of the minimum annual rent then established by Landlord for new tenants of the
Building at the time Tenant exercises its option to renew.  Provided, that at no time during any Renewal Period shall the minimum annual rent be less than the minimum annual rent payable during the last lease year of the initial lease term or the preceding Renewal Period, as applicable.

	Section 37.2	Landlord hereby grants unto Tenant an option to
terminate this Lease as to the first floor space, only, upon the terms and conditions contained in this Section 37.2. Such partial termination of this Lease shall be effective only as of the close of business on the last day of the second, third, fourth, or fifth full Lease Year of the initial term, as Tenant shall elect. This option may be exercised by Tenant by giving Landlord written notice of Tenant's election to exercise this partial termination option which notice shall be given to Landlord not less than six (6) months, nor more than twelve (12) months, prior to the end of the Lease Year at which Tenant desires this partial termination to be effective, and upon payment of the early termination premium as hereinafter set forth. As a condition precedent to the partial termination of this Lease pursuant to this Section 37.2, Tenant (i) shall pay all rent and other sums payable by Tenant pursuant to the terms of this Lease, and perform all other obligations imposed upon Tenant by the terms of this Lease through and including the date of partial termination and, (ii) shall pay to Landlord, prior to the last date of the Lease Year upon which Tenant elects to make such partial termination effective, an early termination premium as follows:

A.  If termination is effected at the end of the second
Lease Year, an early termination premium equal to $42.00 per rentable square foot of the first floor space;
B.  If termination is effected at the end of the third Lease
Year, an early termination premium equal to $38.00 per rentable square foot of the first floor space;
C.  If termination is effected at the end of the fourth Lease
Year, an early termination premium equal to $32.00 per rentable square foot of the first floor space; and
D.  If termination is effected at the end of the fifth Lease
Year, an early termination premium equal to $26.00 per rentable square foot of the first floor space.
The early termination premium is intended to compensate Landlord for losses suffered and expenses incurred as a result of Tenant's early termination and shall be retained by the Landlord as liquidated damages, not as a penalty. If Tenant fails to timely satisfy both of the conditions precedent to partial early termination set forth in this Section 37.2, the partial early termination option set forth in this Section 37.2, and Tenant's attempted exercise thereof, shall be null and void and of no effect, and this Lease shall continue in full force and effect in accordance with its terms with respect to the entire Demised Premises. Tenant shall have no right to effect a partial termination of the Lease pursuant to this Section 37.2 after the fifth Lease Year of the Initial Term.

	Section 37.3	Landlord hereby grants unto Tenant an option to
terminate this Lease as to the entire Demised Premises effective at the close of business on the last day of the fifth (5th) full Lease Year of the initial Term. This option may be exercised by Tenant by giving Landlord written notice of Tenant's election to exercise this option to terminate which notice must be given to Landlord not less than twelve (12) months prior to the end of the fifth full Lease Year, and upon payment of the early termination premium as hereinafter set forth. As a condition precedent to the termination of this Lease pursuant to this option to terminate, Tenant (i) shall pay all rent and other sums payable by Tenant pursuant to the terms of this Lease, and perform all other obligations imposed upon Tenant by the terms of this Lease, through and including the date of termination, and (ii) shall pay to Landlord, prior to the last day of the fifth (5th) full Lease Year, an early termination premium equal to $26.00 per rentable square foot of the Demised Premises, determined as provided in Section 1.1 above. The early termination premium is intended to compensate Landlord for losses suffered and expenses incurred as a result of Tenant's early termination and shall be retained by Landlord as liquidated damages, not as a penalty. If Tenant fails to timely satisfy both of the conditions precedent to early termination set forth in this Section 37.3, the early termination option set forth in this
Section 37.3, and Tenant's attempted exercise thereof, shall be null and void and of no effect, and this Lease shall continue in full force and effect in accordance with its terms.

	Section 37.4	Landlord hereby grants onto Tenant, so long as
Tenant is not in default under the Lease, a right of first opportunity to lease any space on the third or fourth floors of the north one-half of the Building which is contiguous to the Demised Premises (hereinafter the "ROFO
Premises") as it becomes available during the initial Lease Term. This right of first opportunity shall be limited to the initial Term of this Lease, shall be subordinate to any rights or options of existing tenants with respect to the ROFO Premises, and shall not preclude Landlord from renewing and/or extending the lease of any existing or future tenant of the ROFO Premises.

	At such time as Landlord becomes aware that any portion of the ROFO Premises will become available to lease to Tenant at any time during the initial Lease Term of this Lease, Landlord shall so notify Tenant in writing, including the date on which the space will become available for occupancy by Tenant. If Tenant desires to exercise this right of first opportunity with respect to that space, Tenant shall so notify Landlord in writing within 15 days after receipt of Landlord's notice. If Tenant elects not to exercise this right of first opportunity with respect to such space, or if Tenant fails to deliver written notice of its intent to exercise this right of first opportunity within said 15 days, Tenant's right shall be deemed to be waived with respect to that space, Tenant shall have no further rights with respect to that space, and Landlord shall be free to rent that space to any other person or entity.

	If Tenant does timely exercise this right of first opportunity with respect to all or any portion of the ROFO Premises, Landlord and Tenant shall execute an amendment to this Lease adding that portion of the ROFO Premises to the Demised Premises effective on the earlier of the date on which Landlord has substantially completed any tenant improvements agreed to between Landlord and Tenant, or sixty (60) days after Landlord's receipt of Tenant's notice of exercise of this right of first opportunity, but in no event sooner than thirty (30) days after the space has been vacated by the prior tenant. The portion of the ROFO Premises thereby added to the Demised Premises shall be accepted by Tenant on an "as is" basis unless Landlord and Tenant otherwise then agree in writing, except that Tenant shall be entitled to a tenant improvement allowance determined as hereinafter provided. The tenant improvement allowance shall be determined by multiplying the usable square feet in the portion of the ROFO Premises to be added to the Demised Premises by $20.00 per square foot, and then multiplying the product by a fraction, the numerator of which is the number of full months remaining in the initial Lease Term and the denominator of which is 120. Tenant shall be obligated to pay its pro-rata share of Operating Expenses and Real Property Taxes with respect to the portion of the ROFO Premises added to the Demised Premises on the same basis as provided in this Lease.

	Section 37.5 The options and rights granted by this Section 37.00 shall be personal to First of Michigan Corporation and shall not be exercisable by any assignee or sublessee thereof, nor may they be exercised by Tenant if this Lease has been assigned or any portion of the Demised Premises subleased by Tenant to any person or entity, including an affiliate, with or without Landlord's consent. If Tenant assigns this Lease or subleases any portion of the Demised Premises to any person or entity, including an affiliate, without Landlord's prior written consent subsequent to exercising any option or right, such assignment or subletting shall constitute a default under this Lease and Landlord shall have all rights afforded Landlord in this Lease or at law including, without limitation, the right to terminate this Lease.

Section 38.00		PARKING.

	Landlord shall make available to Tenant, at additional cost as hereafter provided, one hundred thirty (130) vehicle parking spaces, of which up to forty-eight (48) vehicle parking spaces, at Tenant's option, may be located in the parking deck adjacent to the River Place development and the balance on one or more of Landlord's surface parking lots, to be designated by Landlord, within the River Place Development. Up to eight (8) of the deck parking spaces as Tenant shall determine, shall be reserved spaces, to be designated by Landlord, within the executive parking area of the deck.

	In addition, Landlord will post "reserved for FOM customers" signs on up to five parking spaces (which shall be part of Tenant's total 130-space allocation), some or all of which may be located in the parking deck, as Tenant determines. Landlord agrees that it will instruct the parking deck security personnel to cooperate with Tenant in providing access to such spaces by Tenant's clients and invitees, but security personnel shall not be obligated to admit anyone to the deck who does not have a deck parking pass without prior telephone notice from Tenant. Tenant acknowledges that Landlord shall not be responsible for policing the use of Tenant's client parking spaces and that Landlord cannot assure Tenant that those spaces will not be used by other users of the parking deck.

	The parking spaces shall not otherwise be specifically reserved to Tenant, but Landlord shall provide Tenant with appropriate parking permits for the deck and surface lot. Tenant shall also have the right to rent, on a space-available basis, additional parking spaces in either the deck or surface lot at any time during the term of this Lease. All parking spaces shall be paid for monthly, in advance, at the then prevailing parking rates being charged by Landlord, presently $95.00 per month for executive parking spaces, $75.00 per month for other deck parking and $35.00 per month for surface parking. The monthly parking fees shall be paid at the time of, and in addition to, the rent and other charges to be paid by Tenant pursuant to this Lease and Landlord shall have the right, in addition to all other available remedies, to terminate or revoke any parking permit for which the monthly parking fee is not timely paid as required by this Section 38.00. Tenant shall pay Landlord the cost of "reserved parking" signs for the eight executive and five client parking spaces. Landlord represents that all of the foregoing parking spaces will be available for Tenant's use at the commencement of the Lease. At least one month prior to the Commencement Date, Tenant will advise Landlord of the number and location of parking spaces Tenant desires at the Commencement Date. Landlord will establish a validation procedure for Tenant's clients utilizing Tenant's allocated parking spaces so those clients will not be charged for parking.

	Tenant acknowledges that, if it does not elect to pay for all of said spaces at the commencement of the Lease and throughout the Lease Term, Landlord shall be free to lease to third parties any spaces not actually leased on a continuous basis by Tenant; provided, that during the first Lease Year, Landlord shall notify Tenant if the number of parking spaces Landlord proposes to lease and/or otherwise allocate to other users would reduce the available number of parking spaces to less than the number of spaces hereby allocated to Tenant, but not actually leased by Tenant. Tenant shall have ten (10) days thereafter to notify Landlord in writing as to whether Tenant intends to exercise a right of first refusal to lease some or all of the remaining parking spaces allocated to Tenant by this Section 38.00 but not then leased by Tenant. If Tenant exercises this right as to any or all of the spaces, Tenant's obligation to pay rent for those spaces shall commence on the first day of the following calendar month, or sooner at Tenan'ts option.
If Tenant does not affirmatively exercise this right of first refusal as to any or all of such spaces by timely written notice to Landlord, this right of first refusal shall expire as to those spaces and Landlord shall be free to rent the spaces to other users.

SECTION 39.00		SIGNAGE.

	Landlord agrees that, if and to the extent Landlord has the legal or contractual right to permit the installation of an additional sign on Landlord's sign post located at the intersection of Jefferson Avenue and Joseph Campau Street, Landlord will permit Tenant to install a sign on that sign post advertising Tenant's offices in the Building. Provided, that the sign shall be placed beneath Landlord's sign on the sign post and shall be not larger than Landlord's sign thereon. Tenant shall be fully responsible for obtaining at its expense all necessary permits, consents and variances necessary for the installation of such sign. Tenant shall be responsible for the full cost of installation of such sign and the cost of electricity utilized for the illumination of the same so long as the sign remains in place. Tenant shall be solely responsible for the cost of maintaining its sign, which Tenant shall maintain in a first class condition, and Tenant and Landlord shall share equally in the cost of maintaining and repairing the sign post and/or other appurtenant fixtures. If Tenant fails to maintain its sign in a first class condition, Landlord shall have the right, but not the obligation, after first giving Tenant not less than thirty (30) days written notice of its intention to do so (except in the case of emergency, in which no notice shall be required), to take such action as shall be necessary to maintain or repair Tenant's sign and the cost thereof shall be immediately due and payable by Tenant to Landlord, as additional rent, upon Landlord's delivery of the invoice or invoices for the same. Upon the expiration or early termination of this Lease, Tenant shall, if requested by Landlord, remove its sign from the sign post and restore the same at Tenant's sole cost and expense.

	Tenant shall be permitted to install and maintain, at Tenant's expense, signage at or adjacent to the entrance to the Demised
Premises similar to the signage presently maintained by CBS at its premises in the Building, subject to Landlord's approval as to location and appearance.

SECTION 40.00		ADA COMPLIANCE.

	Landlord represents to Tenant that the Tenant improvement work to be performed by Landlord upon the Demised Premises shall be performed in accordance with, and the Demised Premises shall meet the requirements of, the Americans With Disabilities Act ("ADA") and similar federal, state or local statutes, ordinances or regulations as may be in effect upon the commencement of the Lease (but excluding any work performed thereon by Tenant). Landlord further agrees that it shall, throughout the term of the Lease, comply with the lawful orders of any governmental agency or court of competent jurisdiction pertaining to the compliance of the Building and common areas with the ADA and/or similar statutes pertaining to the accommodation of the handicapped. Landlord further agrees that it will indemnify and defend Tenant against the claims of any invitee or licensee of Tenant seeking to impose liability against Tenant due to any failure of the Building or common areas to comply with the ADA or other then-applicable statutes pertaining to the accommodation of handicapped persons.

SECTION 41.00		UTILIZATION OF ROOF/PENTHOUSE

	Tenant shall have the right during the Term to install one satellite receive-only dish on the roof of the Building, provided there is sufficient room available on the roof of the Building at the time Tenant elects to exercise this right. The satellite dish shall be placed on the north one-half of the Building, in a location to be determined by Landlord. The satellite dish shall not exceed six (6) feet in diameter and shall otherwise be subject to Landlord's prior written approval as to engineering and design. In addition, if Tenant does place a satellite dish on the roof of the Building pursuant to this Section 41.00, Tenant shall have the right to use such adjoining penthouse or mechanical room space, as may then be available, to be designated by Landlord, as may be necessary to house related equipment, but not more than fifty (50) square feet in total.

	Tenant shall, at its sole cost and expense, comply with all applicable laws, ordinances, rules and regulations governing the installation and use of such satellite dish and shall obtain all necessary licenses and permits therefor including, without limitation, any and all licenses and/or permits required by the Federal Communications
Commission, and shall provide proof of the issuance of the same to Landlord prior to commencement of installation of any of such equipment. The method of attaching the satellite dish to the roof shall be subject to Landlord's prior written approval, which Landlord may withhold in its sole discretion and, in any event, such attachment shall be accomplished in such a manner as to preserve the waterproof integrity of the roof membrane and/or any built-up roofing on the building. Such satellite dish shall be installed and utilized in such a manner so as not to interfere with the use, for broadcast or reception purposes, of any other antennae or satellite dish then located on the roof of the Building. Access to the roof shall be restricted to only those agents and employees of Tenant whose services shall be necessary for the proper installation, maintenance, service and operation of the satellite dish.

	The rights granted to Tenant by this Section 41.00 are not exclusive, nor do they grant any priority rights to Tenant. Landlord shall be free to use or permit the utilization of the roof for any lawful purpose including, without limitation, the placement of additional antennae, satellite dishes, and other equipment and facilities, so long as such additional equipment and facilities placed on the roof after the installation of Tenant's satellite dish will not interfere with the normal operation of Tenant's satellite dish.

	The insurance required of Tenant pursuant to Section 10.00 above shall also affirmatively cover Tenant's satellite dish and related equipment as well as the installation, maintenance and removal thereof. Tenant shall indemnify, defend and hold Landlord harmless with respect to all damages, loss, costs and expenses, including reasonable attorneys fees, with respect to any personal injury or property damage (including damage to the Building) arising out of or relating to the installation, maintenance, repair and/or removal of the satellite dish and/or other equipment from the roof and the penthouse/mechanical room. Upon expiration or earlier termination of this Lease, Tenant shall remove the satellite dish from the roof, shall repair all damage to the roof and restore the same to Landlord's satisfaction, all at Tenant's sole cost and expense.

	If Tenant elects to place a satellite dish on the roof of the Building pursuant to this Section 41.00, Tenant shall pay additional rent for the use of the roof for such satellite dish, together with any necessary penthouse or mechanical room space, in an amount to be established by Landlord in the exercise of its reasonable discretion, but not more than Two Thousand Five Hundred Dollars ($2,500.00) per year. Such additional rent shall be payable in equal monthly installments, in advance, at the same time as the monthly rental payments due under this Lease.

	IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

WITNESSES:		LANDLORD:

			THE STROH COMPANIES, INC.,
			a Delaware corporation


/s/Tracy A. Rauch      	By:/s/ V.M.Alzatemarco

          _____               	Its:Assistant Treasurer


			TENANT:

			FIRST OF MICHIGAN CORPORATION, a
			Delaware corporation


/s/ Jeffrey F. Plopa    	By:/s/ Conrad W. Koski

/s/ Lenore P. Denys   	Its:President and Chief Executive Officer

	EXHIBIT "A"

	LEGAL DESCRIPTION


PARCEL 9

Land in the City of Detroit, County of Wayne, State of Michigan:

A parcel of land of part of the "Theo J. & Dennis J. Campau Plat of Subdivision of Private Claim 609, Jos. Campau Estate" recorded in Liber 2 of Plats, Page 1, Wayne County Records, more particularly described as follows: Commencing at the intersection of the southerly line of vacated Guoin Street (50 feet wide) and the easterly line of Joseph Campau Avenue (presently 69.65 feet wide);

Thence South 26 degrees 07 minutes 00 seconds East along the easterly line of Joseph Campau Avenue, a distance of 203.47 feet to the Point of Beginning;

Thence continuing South 26 degrees 07 minutes 00 seconds East along the easterly line of Joseph Campau Avenue, a distance of 225.87 feet to the northwesterly corner of Easement No. 7;

Thence North 60 degrees 22 minutes 15 seconds East, a distance of
227.97 feet along the southerly line of Building No. 64 and the northerly line of Easement No. 7 to a point on the westerly line of Easement No.
5;

Thence North 26 degrees 08 minutes 42 seconds West along the westerly line of Easement No. 5, a distance of 226.00 feet to the southeasterly corner of Parcel No. 10;

Thence South 60 degrees 20 minutes 11 seconds West along the southerly line of Parcel No. 10, a distance of 227.87 feet to the Point of Beginning.


	EXHIBIT "B"

	DESCRIPTION OF LANDLORD AND TENANT
	IMPROVEMENTS AND SPECIFICATIONS

I.	Interior improvements supplied by Landlord ("Landlord's Work")
are as follows:

	All those items set forth on the first page of the February 12,1997, letter from Broadcast Design & Construction, Inc., to Frank Oddo of The Stroh Companies, Inc., (the "BDC Budget Letter") except those items listed as "Not included" thereon, a copy of which letter is attached hereto as an exhibit.


II.	All extra work Identified on the second page of the BDC
Budget Letter under the caption "Additional Items", and any other work required by Tenant in addition to Landlord's Work as hereinabove set forth will be furnished and installed by Landlord at Tenant's expense
(including any architectural, engineering, general conditions or supervision charges associated therewith) and shall be of material, manufacture, design, capacity and finish established or approved by Landlord.

III.	Tenant agrees that Tenant will reimburse Landlord for
the work identified in paragraph II above and all extra work requested by Tenant, including architectural and engineering charges, within ten days after being billed therefor by Landlord, based on the progress of the work. Landlord shall bill Tenant for such work periodically as the work progresses, but not more often than twice a month. In any case, Landlord will be fully reimbursed by Tenant for such improvements on or before either (1) the Commencement Date of this lease, or (2) the date the Tenant occupies the space, whichever occurs first, unless Tenant terminates this Lease pursuant to Section 2.2 of this Lease due to Landlord's failure to timely deliver the Demised
Premises to Tenant. In the latter event, Tenant shall be liable for the costs of all work invoiced to Tenant at least ten (10) days prior to such termination, but only to the extent that such work has been completed.

IV.	The work shall be performed in accordance with the
plans prepared by Ford and Earl
	Associates dated February 17, 1997, Drawing numbers
SP-ISD and SP-IB, Project number 83600, which plans have been approved and initialed on behalf of Landlord and Tenant, and the construction drawings to be prepared pursuant thereto which will be hereafter approved and initialed on behalf of both Landlord and Tenant.

V.	It is agreed that notwithstanding the date provided in the
Lease for the commencement thereof, Tenant's obligations for the payment of rent shall not commence until Landlord shall have substantially completed all work to be performed by Landlord as hereinbefore set forth provided; however, that if Landlord shall be delayed in substantially completing said work as a result of:

	A.	Tenant's failure to furnish layouts and
approvals in accordance with paragraph IV hereof; or

	B.	Tenant's request for materials finishes or
installations other than Landlord's standard; or

	C.	Tenant's changes in said plans; or

	D.	The performance by a person, firm or
corporation employed by Tenant or the
completion of said work by said person, firm or corporation; or

	E.	If Tenant shall otherwise delay the substantial
completion of Landlord's work;

	then the payment of rent thereunder shall be accelerated by the number of days of such delay.

VI.	If there are any changes requested by Tenant after
completion of the architectural plans and engineering drawings, Tenant will be responsible for all costs and related expenses resulting from such changes.

WITNESSES:		LANDLORD:
			THE STROH COMPANIES, INC.,
			 a Delaware corporation


_____   By: ______________

_____   Its:______________


			TENANT:

		 	FIRST OF MICHIGAN CORPORATION,
			a Delaware corporation


       		By: _______

       		Its:_______




	EXHIBIT "C"

	300 RIVER PLACE - RULES


	The following Rules shall apply, where applicable, to all leased premises, the Building, the land situated beneath the Building, and the appurtenances thereof:

	1.	No part or the whole of the sidewalks, parking
structures, plaza area, atrium areas, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building or the Real Property shall be obstructed or encumbered by any Tenant or used for any purposes other than ingress and egress to and from the space demised to such Tenant.

	2.	No awnings or other projection shall be attached to the
outside or inside atrium walls or windows of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Demised Premises other than those furnished by Landlord. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be florescent, of a quality type, design and bulb color approved by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord.

	3.	No sign, advertisement, object, lettering, or notice shall
be exhibited, painted or affixed by any Tenant on any part of the Demised Premises or the Building without the prior written consent of the Landlord. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to the Tenant violating this Rule. Interior signs on doors and directory tablets shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to the Landlord. The directory tablet will be provided exclusively for the display of the name and location of Tenants only and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering without Landlord's approval.

	4.	The sashes, sash doors, skylights, windows, and doors
that reflect or admit light and air into halls, passageways or other public places in the Building shall not be obstructed by any Tenant, nor shall any bottles, parcels or other articles including plants be placed on the windowsills.

	5.	The water and wash closets and other plumbing fixtures
shall not be used for any purpose other than those for which they are constructed, and no sweepings, rubbish, rags or other substances
(including, without limitation, coffee grounds) shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

	6.	No Tenant shall mark, paint, drill into, or in any way
deface any part of the Demised Premises or the Building. No boring, cutting or stringing of wires, or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct.

	7.	No bicycles, vehicles, birds or animals of any kind,
except leader dogs for the blind, shall be brought into or kept in or about the Demised Premises, and no cooking shall be done or permitted by any Tenant on the Demised Premises, except that in the preparation of coffee, tea, hot chocolate and similar items for Tenants and their employees shall be permitted provided power shall not exceed that amount which can be provided by a 30 amp circuit. No Tenant shall cause or permit any unusual or objectionable odors to be produced or permeate the Demised Premises, or the Building.

	8.	The Demised Premises shall not be used for
manufacturing or for storage of merchandise except as such storage may be incidental to the use of the Demised Premises for general office purposes. Tenant shall not occupy or permit any portion of his Demised Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau or for the auction of any goods, or for a distress, or bankruptcy sale. No Tenant shall engage or pay any employees on the Demised Premises except those actually working for such Tenant on the Demised Premises, nor advertise for laborers giving an address at the Demised Premises. The Demised Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

	9.	No Tenant shall make, or permit to be made, any
unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or any other way. No Tenant shall throw anything out of doors, windows or skylight or down the passageways.

	10.	No Tenant nor any Tenant's servants, employees,
agents, visitors or licensees, shall at any time bring or keep upon the Demised Premises any inflammable, combustible or explosive fluid, chemical or substances.

	11.	No additional locks or bolts of any kind shall be placed
upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each Tenant must, upon the termination of its tenancy, restore to the Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by such Tenant and in the event of the loss of any keys so furnished, such Tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

	12.	All removals, the carrying in or out of any safes, freight,
furniture, or bulky matter of any description or the use of the Building's elevators therefor must take place between such hours as the Landlord may determine, from time to time. The moving of sales, other fixtures, equipment or bulky matter of any kind must be made upon previous notice to the superintendent of the Building and under his supervision, and the person employed by any Tenant for such work must be acceptable to the Landlord. The Landlord reserves the right to inspect all safes, freight, or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or bulky articles which violate any of these Rules. The Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by landlord to distribute weight. If additional expenses are incurred by Landlord by reason of moving of Tenant's safes, other fixtures, equipment or bulky matter of any kind, such expenses shall be borne by Tenant. No Tenant shall place, or permit to be placed, on any part of the floor or floors of the space demised to such Tenant a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law.

	13.	No Tenant shall purchase spring water, ice, towel,
janitorial or maintenance or other like services, from any company or persons not approved by the Landlord.

	14.	Landlord shall have the right to prohibit any advertising
by any Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as an office building and upon written notice from Landlord any Tenant shall refrain from or discontinue such advertising.

	15.	Landlord reserves the right to control and operate the
public portions of the Building and the public facilities, as well as facilities furnished for the common use of the Tenants, in such manner as it deems best for the benefit of the Tenants, generally, including, without limitation, the right to exclude from the Building, between the hours of 6:00 P.M. and 8:00 A.M on business days and all hours on Saturdays except 8:00 A.M. to 1:00 P.M., Sundays, and holidays, all persons who do not present a pass to the Building signed by Landlord or other suitable identification satisfactory to Landlord. Landlord will furnish passes to persons for whom any Tenant shall request such passes. Each Tenant shall be responsible for all persons for whom it requests passes or clearances and shall be liable to the Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the Tenants and the protection of the Building and the property in the Building.

	16.	Any persons employed by any Tenant to do janitorial
work, shall, while in the Building and outside of the Demised Premises, be subject to and under the control and direction of the superintendent of the Building (but not as an agent or servant of said superintendent or of the Landlord), and shall be allowed in the Building between 7:00 P.M.
and 7:00 .AM. on Mondays through Fridays and at all hours on Saturday, Sundays and legal holidays.

	17.	All doors opening into public corridors shall be kept
closed, except when in use for ingress and egress.

	18.	The requirements of Tenants will be attended to only
upon application at the office of the Landlord. Building employees shall not be required to perform, and shall not be requested by any Tenant to perform, any work outside of their regular duties, unless under specific instructions from the office of Landlord.

	19.	Canvassing, soliciting and peddling in the Building are
prohibited and each Tenant shall cooperate to prevent the same.

	20.	Landlord reserves the right to specify where in the
Demised Premises Tenants' business machines and mechanical equipment shall be placed or maintained in order, in Landlord's judgment, to absorb and prevent vibration, noise, and annoyance to other Tenants of the Building.

	21.	No air-conditioning unit or other similar apparatus shall
be installed or used by any Tenant without the written consent of Landlord.

	22.	There shall not be used in the Building, either by any
Tenant or by its agents or contractors, in the delivery or receipt of merchandise, freight, or other matter, any hand trucks or other means or conveyance except those equipped with rubber tires, rubber side guards, and other safeguards as Landlord may require.

	23.	Landlord shall have the right, exercisable without notice
or without liability to any Tenant, to change the name and address of the Building.

	24.	No vending machine or machines of any description
shall be installed, maintained or operated upon the Demised Premises without the prior written consent of Landlord.

	25.	The scheduling of moves of Tenant's furniture and
equipment into or out of the Building is subject to the reasonable discretion of Landlord.

	26.	All electric wiring and electrical outlets and connection
of every kind shall be introduced and connected only by Landlord, and no boring or cutting for wires shall be allowed except with the prior written consent of the Landlord. The location of telephones, call boxes and other office equipment affixed to the Demised Premises shall be subject to the prior written approval of Landlord.

	27.	Landlord reserves the right to exclude or expel from the
Building and the Demised Premises any person who, in the judgment of Landlord is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of these Rules.

	28.	Tenant shall not place any radio or television antenna
on the roof or on any part of the inside or the outside of the Building other than the inside of the Demised Premises without the prior written consent of the Landlord. Tenant shall not operate or permit to be operated any musical or sound procuring instrument or device inside or outside the Demised Premises which may be heard outside the Demised Premises, or operate any electrical device from the Demised Premises which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without the Landlord's prior written consent.

	29.	Tenant shall comply with all rules applicable to the
parking garage servicing the Building as determined by the parking garage operator from time to time.

	30.	Each Tenant shall, at its expense, provide artificial light
in the Demised Premises for Landlord's agents, contractors, and employees while performing janitorial or other cleaning services and making repairs or alterations in Demised Premises.

	31.	No show cases or other articles shall be put in front of or
affixed to any part of the exterior of the Building, nor placed in the halls, corridors, vestibules, or other public parts of the Building.

	32.	Landlord reserves the right, after reasonable notice
thereof, to rescind, notify and add to these Rules as may be promulgated by the Landlord in writing from time to time.


	EXHIBIT "D"

	SUBORDINATION, NON-DISTURBANCE
	AND ATTORNMENT AGREEMENT


	THIS SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENT ("Agreement") is made by and among THE STROH COMPANIES, INC., a Delaware corporation ("Sublessor"),
FIRST OF MICHIGAN CORPORATION, a Delaware corporation
("Sublessee"), and C. PENFIELD STROH, FRANCES R. STROH and
JAMES L. HUGHES, SUCCESSOR TRUSTEES FOR THE
IRREVOCABLE TRUST f/b/o THE STROH FAMILY FIFTH
GENERATION u/a DATED AUGUST 10, 1983, a Michigan Trust
("Lender"), Lender, Sublessor and Sublessee are sometimes hereinafter referred to herein individually as a "Party" and collectively as the "Parties".

	RECITALS

	A.    Under a certain sublease dated                                 , 1997
(the "Sublease"), Sublessor did sublease, sublet and demise certain space (hereinafter called the "Subleased Premises") in the property legally described in Exhibit A hereto ("Property"), as described in the
Sublease, to Sublessee for the period of time and upon the covenants, terms, and conditions stated in the Sublease.

	B. Under a certain Amended and Restated Master Lease ("Master Lease") dated as of November 1, 1995, Sublessor has leased the Property from MG-LXV Associates Limited Partnership, doing business as Waterview L.P., a Michigan limited partnership ("Master Lessor").

	C. Lender is (i) the assignee of a certain Loan Agreement dated as of April 1, 1994 ("Loan Agreement") between Westpac Banking Corporation, and Master Lessor, together with the related Amended and Restated Mortgage, Security Agreement, Assignment of Rents and
Subleases and Fixture Filing (the "Mortgage") encumbering the
Subleased Premises and certain other property, and (ii) the lessor under a certain ground lease dated May 3, 1985, which was amended and restated as of April 1, 1994 (the "Ground Lease") pursuant to which Master Lessor, as lessee thereunder, leases the land on which the Property is located .

	D. The Parties hereto desire to confirm that the Sublease is subordinate to (i) the lien of the Mortgage, it being a condition of the loan agreement and the mortgage that the lien and charge of the Mortgage be unconditionally and at all times prior and superior to the leasehold interests and estate created by the Sublease, and (ii) the Master Lease.

	E. Sublessee has requested that Lender agree not to disturb Sublessee's possessory rights in the Subleased Premises if Lender forecloses the Mortgage or acquires possession of the Property as a result of the termination of the Ground Lease, provided that Sublessee shall not be in default under the Sublease and that Sublessee shall attorn to Lender or the purchaser at any foreclosure sale of the Property.

	AGREEMENT

	NOW, THEREFORE, for and in consideration of the covenants, terms conditions, agreements, and demises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree, covenant, represent and warrant as follows:

	1. Notwithstanding anything contained in the Sublease to the contrary, the Parties do hereby covenant and agree that the Sublease and any modifications and amendments subsequently approved by Lender and all rights, options, liens or charges created thereby are, and shall continue to be, subject and subordinate in all respects to the Mortgage and the lien created thereby, to any future advances secured thereby, to any considerations, extensions, modifications or renewals thereof, and to any other mortgage on the Property which may hereafter be held by Lender, as well as to the Master Lease.

	2. So long as Sublessee is not in default under any of the covenants, terms and conditions contained in the Sublease or in any modification or amendment subsequently approved by Lender on the part of Sublessee to be observed and performed, Lender , in its capacities both as lender under the Mortgage and as lessor under the Ground Lease, hereby covenants and agrees that if Lender obtains title to the Property, either by foreclosure or by deed in lieu of foreclosure, or upon termination of the Ground Lease, and thereafter obtains right of possession of the Property, the Sublease, including without limitation the Options to Renew, Right of First Opportunity to Lease and Options to Terminate set forth therein, and any modifications or amendments hereafter approved by Lender will continue in full force and effect, and Lender shall recognize the Sublease, and any modifications or amendments subsequently approved by Lender and the Sublessee's rights thereunder, and agrees not to disturb Sublessee's possession thereunder so long as Sublessee is not thereafter in default thereunder, and will hereby establish direct privity of estate and contract between Lender and Sublessee with the same force and effect and with the same relative priority in time and right as though the Sublease and any modifications or amendments subsequently approved by Lender were directly made from Lender in favor of Sublessee.

	3. If there occurs any default or event of default on the part of Sublessor under the Sublease, Sublessee shall, prior to taking any action or exercising any right with respect to such default, send Lender a copy of any written notice of such default or event of default sent or given to Sublessor, with a description of such default or event of default.

	4.    (a)    In the case of the occurrence of a default in the
performance of Sublessor's obligations under the Sublease (any of which shall be referred to as a "Sublessor Default"), Sublessee hereby covenants and agrees to give Lender an additional period of thirty (30) days after Lender's receipt of the notice referred to in Section 3 above during which to cure a Sublessor Default; provided, however, that if such Sublessor Default cannot reasonably be cured within such thirty (30) day period, then Lender shall have a reasonable period after such thirty (30) day period during which to cure such default, or, if such default can only be cured by persons in actual possession of the Property, then Lender shall have a reasonable period during and after any litigation action, including any foreclosure action, bankruptcy action, possessory action, or a combination of such actions concerning the Property, during which to cure such default; further provided that if the nature of the default disrupts the quiet enjoyment of the Subleased Premises by Sublessee or the conduct of Sublessee's business, Lender will cure as soon as reasonably as practicable. Sublessee further agrees not to exercise any right it may have to terminate the Sublease during the thirty (30) day period after notice of default, or during the period of such litigation, or during any period that Lender is proceeding with due diligence to cure such default which is susceptible of cure by Lender, as the case may be.

		(b) Sublessee further agrees that Lender shall have the right to enter upon the Subleased Premises at any time upon reasonable notice for the purpose of curing any Sublessor Defaults (Lender having no obligation to do so) and Sublessee hereby agrees to accept Lender's performance of and compliance with the Sublessor's agreements and obligations under the Sublease with the same force and effect as though such cure were performed or effected by the Sublessor itself. Furthermore, if during the period of times allowed under this Agreement for Lender to cure such Sublessor Default, the Sublessor itself cures Sublessor Default, then Sublessee shall accept such cure and shall also notify Lender of the Sublessor's effecting such cure.

	5. If the interests of the Sublessor under the Sublease shall be transferred to Lender by reason of foreclosure, deed in lieu of foreclosure, or otherwise, Sublessee hereby covenants and agrees to make full and complete attornment to Lender as substitute Sublessor upon the same terms, covenants and conditions as provided in the Sublease, except for provisions which are impossible for Lender to perform, so as to establish direct privity of estate and contract between Lender and Sublessee with the same force and effect and relative priority in time and right as though the Sublease and all modifications and amendments thereof hereafter consented to by Lender, together with all guarantees of Sublessee's obligations under the Sublease, were originally made between Lender and Sublessee. If Lender notifies
Sublessee of a default under the Mortgage and demands that Sublessee pay its rent and all other sums due under the Sublease to Lender, Sublessee will honor such demand and thereafter make all payments directly to Lender or as otherwise directed in such notice. Sublessor hereby directs Sublessee to comply with the foregoing provision, and agrees to release and hold Sublessee harmless from any claims of Sublessor, its successors and assign relating to such compliance.
Sublessee waives all joinder and/or service of any and all foreclosure actions by Lender under the Mortgage upon the Property, and of any actions at law or otherwise by Lender to gain possession of the Property. It shall not be necessary, except as required by law or court rules or procedures, for Lender to name Sublessee as a party to enforce
Lender's right's under the Mortgage, or any other instrument securing the Loan, or to prosecute any action at law or otherwise to gain possession of the Property. Unless required by law or court rules or procedures, Lender agrees not to name Sublessee in any such proceeding. If the interests of Sublessor under the Sublease shall be transferred by reason of foreclosure of the Mortgage, deed in lieu of foreclosure, or otherwise, to any party other than Lender (hereinafter referred to as a "Transferee"), then Sublessee hereby covenants and agrees to make full and complete attornment to such Transferee as substitute Sublessor, upon the same terms and conditions as provided for herein in the case of attornment to Lender, provided that such Transferee agrees to be bound by the terms of this agreement, and Transferee shall thereupon have all rights and privileges of Lender under this Agreement. Upon the written request of Lender given in connection with a foreclosure or deed in lieu of foreclosure, Sublessee agrees to execute a lease of the Subleased Premises upon the same terms and conditions as the Sublease between Sublessor and Sublessee, which lease shall cover any unexpired term of the Sublease existing prior to such foreclosure or conveyance in lieu of foreclosure.

	6. The provisions of this Agreement shall constitute covenants running with the Property and shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, administrators, beneficiaries, successors and assigns, including, without limitation, any person who shall obtain, directly or by assignment or conveyance (a) any interest in the Mortgage or (b) any interest in the Subleased Premises, whether through foreclosure or otherwise. Furthermore, the provisions of this Agreement shall be binding upon any guarantor of Sublessee's obligations under the Sublease.

	7. Sublessee hereby covenants and agrees that Lender shall not be:

	    (a)    Liable personally for any act or omission of Sublessor;

	    (b) Subject to personal liability for any claims, offsets or defenses which the Sublessee might have against Sublessor or any prior lessor;

	    (c) Required or obligated to credit Sublessee with any rent or additional rent for any rental period beyond the then current month's rental period which Sublessee might have paid Sublessor unless and until such rent shall have been delivered by Sublessor to and actually received by Lender; provided that prior to making payment of such rent or additional rent, Sublessee shall have received written notice from Lender to pay such rent to Lender,

	    (d) Bound by any modifications or amendments of the Sublease made without Lender's written consent; or

	    (e) Bound to or be liable to refund all or any part of any security deposit by Sublessee with Sublessor for any purpose unless and until all such security deposits shall have been delivered by Sublessor to and actually received by Lender.

If Lender receives any rent or security deposit, Lender's obligations with respect thereto shall be limited to the amount of such rent or security deposit actually received by Lender, and Lender shall be entitled to all rights, privileges and benefits of Sublessor set forth in the Sublease with respect thereto.

	8.    Sublessee shall not, without the express written consent of
Lender:

	  (a) Cancel, terminate or surrender the Sublease, except as provided therein or in any modification or amendment specified herein or hereafter consented to by Lender;

	    (b) After the date hereof, enter into any agreement with Sublessor or its successors or assigns, which grants any concession with respect to the Sublease or which compromises, discounts or otherwise reduces the rent called for thereunder; or

	    (c) After the date hereof, prepay rent more than one (1) month in advance.

	9. Sublessor and Sublessee hereby agree that neither this Agreement, nor any assignment of the Sublease for collateral purposes, nor anything to the contrary in the Sublease or in any modifications or amendments thereto shall, prior to Lender's acquisition of Sublessor's interest in and possession of the Subleased Premises, operate or give rise to or create any responsibility or liability upon Lender for the control, care, management or repair of the Subleased Premises or for any waste committed on the Subleased Premises by any party whatsoever or for any dangerous or defective condition of the Subleased Premises; or impose responsibility for the carrying out by Lender of any of the covenants, terms and conditions of the Sublease or of any modification or amendment whether or not hereafter consented to by Lender, or for any negligence in the management, upkeep, repair or control of the Subleased Premises resulting in loss, injury or death to any lessee, licensee, invitee, guest, employee, agent, or stranger. Notwithstanding anything to the contrary in the Sublease, Lender, its successors and assigns (and any Transferee, as appropriate), shall be responsible for the performance of only those covenants and obligations of the Sublease accruing after Lender's, its successors' and assigns' (or Transferee's as appropriate), acquisition of Sublessor's interest in and possession of the Subleased Premises.

	10. All notices, requests, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given or made upon delivery, if hand delivered, or three (3) business days after being deposited in the United States certified or registered mail, postage prepaid, return receipt requested, or one (1) business day after delivery to an overnight air courier, in either case addressed as follows:

		If to Lender:

			James L. Hughes, Trustee
			150 West Jefferson, Suite 900
			Detroit, Michigan  48226-4430



		If to Sublessee:

			First of Michigan Corporation
			100 Renaissance Center, 26th Floor
			Detroit, Michigan 48243
			Attention:   Lenore P. Denys

		If to Sublessor:

			The Stroh Companies, Inc.
			300 River Place
			Detroit, Michigan  48207
			Attention:  Vincent M. Abatemarco, Assistant
Treasurer

	11. This Agreement contains the entire agreement among the Parties hereto with respect to the subject matter hereto. No variations, modifications or changes herein or hereof shall be binding upon any of the Parties unless set forth in a document duly executed by or on behalf of such Party.

	12. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders. The words, "Sublessee", "Sublessor", "Lender", and "Lenders" shall include their respective heirs, executors, administrators, beneficiaries, successors and assigns.

	13. This Agreement supersedes any inconsistent provisions of the Sublease. Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien, charge or provisions of the Mortgage.

	14. As used herein, the term "Mortgage" shall include mortgages, trust deeds, deeds of trust and any similar security documents now or hereafter used in the state in which the Property is located.

	15. Sublessee agrees that this Agreement satisfies any condition or requirement in the Sublease relating to the granting of a non-disturbance agreement.

	16. This Agreement may be executed in multiple counterparts, each of which shall constitute an original and all of which together shall constitute one instrument.

	17. This Agreement and all rights, obligations and liabilities arising hereunder shall be governed by the internal laws and decisions of the State of Michigan (without giving effect to Michigan choice of law principles).

	18. Notwithstanding anything contained in this Agreement or in the Master Lease to the contrary, any liability for damage or breach or nonperformance by Lender or any Transferee shall be collectible only out of its interest in the Property and no personal liability is assumed by, nor at any time may be asserted against Lender or any Transferee or their respective employees, servants, agents, affiliates, representatives, successors, or assigns, all such liability, if any, being expressly waived and released by Sublessee for itself and any and all persons and entities claiming by, through or under Sublessee.

	IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the __________ day of _______________________________, 1997.


	SUBLESSOR:
	THE STROH COMPANIES, INC., a Delaware corporation


	By:____________________________________


	Its:____________________________________

	SUBLESSEE:
	FIRST OF MICHIGAN CORPORATION,
	a Delaware corporation


	By: ___________________________________


	Its:____________________________________


	LENDER:



	______________________________________
	C. Penfield Stroh, Successor Trustee for the Irrevocable Trust f/b/a The Stroh Family
Fifth Generation u/a Dated August 10, 1983, a Michigan Trust



	______________________________________
Frances R. Stroh, Successor Trustee for
the Irrevocable Trust f/b/a The Stroh Family
Fifth Generation u/a Dated August 10, 1983, a Michigan Trust



	______________________________________
James L. Hughes, Successor Trustee for
the Irrevocable Trust f/b/a The Stroh Family
Fifth Generation u/a Dated August 10, 1983, a Michigan Trust

STATE OF MICHIGAN		)
				:ss
COUNTY OF			)

	Before me, the undersigned authority, on this day personally appeared Vincent M. Abatemarco, Assistant Treasurer of The Stroh Companies, Inc., a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

	Given under my hand and seal of office this ____ day of ________________, 1997


	________________________________
					Notary Public

	__________________________ County,
					My commission
expires:

STATE OF MICHIGAN		)
				:ss
COUNTY OF			)

	Before me, the undersigned authority, on this day personally
appeared                                             , the  of
First of Michigan Corporation, a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

	Given under my hand and seal of office this _______ day of _______________________, 1997.


	________________________________
					Notary Public

	__________________________ County,
					My commission
expires:
STATE OF 			)
				:ss
COUNTY OF 			)

	Before me, the undersigned authority, on this day personally appeared C. Penfield Stroh, Successor Trustee for the Irrevocable Trust f/b/a The Stroh Family Fifth Generation u/a Dated August 10, 1983, a Michigan Trust, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated.

	Given under my hand and seal of office this _____ day of _____________________, 1997.


	________________________________
					Notary Public

	__________________________ County,
					My commission
expires:
STATE OF 			)
				:ss
COUNTY OF 			)

	Before me, the undersigned authority, on this day personally appeared Frances R. Stroh, Successor Trustee for the Irrevocable Trust f/b/a The Stroh Family Fifth Generation u/a Dated August 10, 1983, a Michigan Trust, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated.

	Given under my hand and seal of office this _____ day of _____________________, 1997.


	________________________________
					Notary Public

	__________________________ County,
					My commission
expires:


STATE OF 			)
				:ss
COUNTY OF 			)

	Before me, the undersigned authority, on this day personally appeared James L. Hughes, Successor Trustee for the Irrevocable Trust f/b/a The Stroh Family Fifth Generation u/a Dated August 10, 1983, a Michigan Trust, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated.

	Given under my hand and seal of office this _____ day of _____________________, 1997.


	________________________________
					Notary Public

	__________________________ County,
	My commission expires:  	\